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                                                                   Exhibit 10.19


               SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

                    This AGREEMENT made as of the 24th day of November, 1999.


                                   A M O N G:

                    PAUL CHEN, of the City of Mississauga, in the Province of Ontario


                    (hereinafter referred to as "P. CHEN")

                                     - and -

                    MINA CHEN, of the City of New York

                    (hereinafter referred to as "M. CHEN")

                                     - and -

                    PI-HSIA HSIAO, of Taiwan

                    (hereinafter referred to as "HSIAO")

                                     - and -

                    1206832 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario

                    (hereinafter referred to as "SOFTECH")

                                     - and -

                    BANK OF MONTREAL CAPITAL CORPORATION, by its Manager, VENTURES WEST MANAGEMENT TIP INC., a corporation incorporated under the laws of Canada

                    (hereinafter referred to as "BMCC")
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                                     - and -

                    VENTURES WEST VI LIMITED PARTNERSHIP,

                    by its General Partner, VENTURES WEST MANAGEMENT VI LTD., a partnership formed under the laws of the Province of British Columbia

                    (hereinafter referred to as "VWVI")

                    (BMCC and VWVI are hereinafter sometimes referred to collectively as "VENTURES WEST")

                                     - and -

                    CG ASIAN-AMERICAN FUND, L.P., a limited partnership organized under the laws of the Cayman Islands, by the General Partner of its General Partner, SYCAMORE MANAGEMENT CORP., a corporation incorporated under the laws of the State of Delaware

                                     - and -

                    PRINCETON GLOBAL FUND, L.P., a limited partnership organized under the laws of the Cayman Islands, by the General Partner of its General Partner, PRINCETON GLOBAL CAPITAL MANAGEMENT COMPANY, LTD., a corporation incorporated under the laws of the Cayman Islands

                    (CG Asian-American Fund, L.P., and Princeton Global Fund, L.P., are hereinafter referred to collectively as "SYCAMORE VENTURES")

                                     - and -

                    CNET, INC., a corporation incorporated under the laws of the State of Delaware

                    (hereinafter referred to as "CNET")

                                     - and -

                    ONTARIO TEACHERS' PENSION PLAN BOARD, a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "TEACHERS")

                                     - and -



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                    Each other shareholder of the Corporation whose name is set forth in Annex I

                    (each such shareholder together with P. Chen, M. Chen, Hsiao, SOFTECH, Ventures West, Sycamore Ventures, CNET and Teachers, hereinafter collectively referred to as the "INVESTORS")

                                     - and -

                    Each other person who from time to time becomes the legal or beneficial owner of Shares of the Corporation and who executes this Agreement or a counterpart hereof in accordance with the terms hereof or who otherwise agrees to be bound by this Agreement

                    (hereinafter sometimes referred to as the "ADDITIONAL SHAREHOLDERS" and together with the Investors, the "SHAREHOLDERS")

                                     - and -

                    FLONETWORK INC., a corporation incorporated under the laws of the Province of Ontario

                    (hereinafter referred to as the "CORPORATION")


         WHEREAS the authorized capital of the Corporation consists of an unlimited number of common shares ("COMMON SHARES"), an unlimited number of redeemable, retractable class A preferred shares ("CLASS A PREFERRED SHARES"), an unlimited number of 5% cumulative, voting, convertible class B preferred shares ("CLASS B PREFERRED SHARES"), an unlimited number of class C preferred shares ("CLASS C PREFERRED SHARES"), and an unlimited number of 10% non-cumulative, voting, convertible class D preferred shares ("CLASS D PREFERRED SHARES"), having the rights, restrictions, conditions and limitations as set forth in the Articles of Incorporation of the Corporation dated August 4, 1993 as amended by articles of amendment dated November 12, 1996, August 25, 1997, November 20, 1998, September 15, 1999 and November 24, 1999;

         AND WHEREAS the only issued capital of the Corporation consists of 18,360,000 Common Shares, 550,000 Class A Preferred Shares, 8,640,000 Class B Preferred Shares, 2,650,423 Class C Preferred Shares and 12,033,983 Class D Preferred Shares, the owners of which are set out in Schedule A hereto;

         AND WHEREAS certain of the Investors are purchasing 12,033,983 Units of the Corporation as of the date hereof (each Unit consisting of one Class D Preferred Share and one Purchase Warrant);

         AND WHEREAS in order to induce the Unit Purchasers to purchase the Units the Shareholders wish to amend and restate the amended and restated shareholders'

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agreement dated as of November 20, 1998, as further amended, among SOFTECH,
Ventures West, P. Chen, M. Chen, Hsiao, CNET and the Corporation;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements herein contained the parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

         1.1 DEFINITIONS. In this Agreement, unless something in the subject matter or context is inconsistent therewith:

         "ACCOUNTANT" means the auditor of the Corporation appointed from time to time;

         "ACT" means the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced;

         "AFFILIATES" has the meaning ascribed to such term in the Act;

         "AGREEMENT" means this second amended and restated shareholders' agreement, including all schedules attached hereto, and all amendments to this agreement;

               "ASSOCIATES" has the meaning ascribed to such term in the Act;

               "AUDIT COMMITTEE" has the meaning set out in Section 4.6;

               "BOARD" or "BOARD" means the board of directors of the Corporation;

               "CASH OFFER" has the meaning set out in section 5.7;

               "CHEN GROUP" has the meaning set out in Sections 4.1 and 5.10;

               "COATTAIL NOTICE" has the meaning set out in subsection 5.8(3);

               "COMPENSATION COMMITTEE" has the meaning set out in Section 4.6;

               "COMMUNICATION" has the meaning set out in Section 8.15;

         "CONTROL," "CONTROLLED" or "CONTROLLING" has the meaning ascribed to such term in the Act;

         "DEBENTURE" has the meaning set out in Section 5.14;

         "DIRECTORS" or "DIRECTORS" means those persons elected to the board from

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time to time, each a "DIRECTOR" or "DIRECTOR";

         "EMPLOYEE SHAREHOLDER" means any shareholder employed or previously employed by the Corporation, including without limitation P. Chen;

         "EMPLOYEE STOCK OPTION PLAN" has the meaning set out in Section 8.4;

         "EQUITY SECURITIES" means all Shares and all securities directly or indirectly convertible into or exercisable or exchangeable for Shares, including, without limitation, all Purchase Warrants;

         "MEMBERS OF THE IMMEDIATE FAMILY OF THE SHAREHOLDER" means the husband or wife of the Shareholder and those persons who are within the degrees of affinity and consanguinity that bar the marriage of that person to the Shareholder pursuant to the provisions of the Marriage Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced;

         "NOTICE" has the respective meanings set out in subsections 5.4(1), 5.6(1), 5.7(1), 5.9(4) and 5.10(4);

         "NOTICE OF OFFER" has the meaning set out in subsection 5.8(2);

         "OFFER" has the meaning set out in Section 5.8(1);

         "OFFERED SECURITIES" has the respective meanings set out in subsections 5.4(1) and 5.8(2);

         "OFFERED SHARES" has the respective meanings set out in subsections 5.9(1) and 5.11(6);

         "OFFEREES" has the respective meanings set out in subsections 5.4(2), 5.6(1), 5.7(1), 5.8(1), 5.9(1), and 5.11(6);

         "OFFEROR" has the respective meanings set out in subsections 5.4(1), 5.8(1), 5.9(1), 5.10(1), 5.11(6), 6.3 and 6.4 (and, for greater certainty, shall include a group of Offerors);

         "PERMITTED TRANSFEREE" has the meaning set out in subsection 5.11(1);

         "PERSON" means any individual, company, corporation, association, partnership, firm, sole proprietorship, government or governmental agency, authority or any other entity, however designated or constituted;

         "PERSONAL REPRESENTATIVE" means the executor of a deceased party named in the last will and testament of the deceased party or, failing the naming of such person or the refusal or inability of such person to act, the administrator of a deceased party duly appointed by a court or public authority having jurisdiction to do so or, if no such administrator has been appointed, the heirs at law of the deceased party;


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         "PREFERRED SHARES" means Class A, B, C and D Preferred Shares;

         "PURCHASE PRICE" has the meaning set out in subsection 5.4(1);

         "PURCHASE WARRANT" means a purchase warrant entitling the holder to acquire Common Shares;

         "PURCHASER" has the meaning set out in Section 5.8;

         "PUT RIGHT" has the meaning set out in Section 5.14;

         "PUT SHARES" has the meaning set out in Section 5.14;

         "QUALIFIED PUBLIC OFFERING" means the completion of an offering of securities of the Corporation to the public led by an underwriter chosen solely by the board of directors of the Corporation pursuant to a prospectus or registration statement filed with applicable securities regulatory authorities, including the Ontario Securities Commission and/or the Securities and Exchange Commission of the United States, with gross proceeds from the sale of such securities of at least Twenty Million Dollars (US) and which is priced to reflect a pre-money valuation (understood as the total number of fully diluted Equity Securities outstanding (including for this purpose shares issuable under the Corporation's Employee Stock Option Plan) immediately prior to such offering multiplied by the price at which such securities are sold to the public in such offering) of not less than One Hundred Twenty-Five Million Dollars (US);

         "REJECTED SHARES" has the respective meanings set out in subsections 5.4(3), 5.11(6);

         "SELLING SHAREHOLDER" has the meaning set out in Section 6.2;

         "SHARES" means the Preferred Shares, the Common Shares and any shares in the capital of the Corporation currently outstanding or hereafter authorized or issued by the Corporation;

         "SUBSIDIARY" or "SUBSIDIARY" has the meaning ascribed to such term in the Act;

         "THIRD PARTY" has the meaning set out in subsection 5.4(4);

         "TRANSFEREE" means any person to whom Shares are sold or otherwise transferred or pledged by a Shareholder and, for greater certainty, includes a Permitted Transferee; and

         "TRANSFEROR" has the meaning set out in subsection 5.11(1).

         1.2 SECTIONS AND HEADINGS. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of

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this Agreement. The terms "THIS AGREEMENT", "HEREOF", "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section or other subdivision hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections or other subdivisions are to Articles, Sections or other subdivisions of this Agreement.

         1.3 NUMBER AND GENDER. Words importing the singular number only shall include the plural and vice versa, and words importing one gender shall include the other genders.

         1.4 ACCOUNTING PRINCIPLES. Wherever in this Agreement reference is made to generally accepted accounting principles or GAAP, such reference shall be deemed to be United States generally accepted accounting principles, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

         1.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (without regard to conflicts of laws rules), and, subject to the provisions of Section 8.9 hereof, the parties accept the non-exclusive jurisdiction of the courts of the Province of Ontario.

         1.6 SCHEDULES. The following schedules are incorporated by reference in and form a part of this Agreement.


                    Schedule "A" - List of Shareholders and Numbers and Classes
                                   of Shares Owned

                    Schedule "B" - Arbitration Procedures

                    Schedule "C" - BMCC Undertakings

                                    ARTICLE 2
                               PURPOSE AND SCOPE


         2.1 UNANIMOUS SHAREHOLDER AGREEMENT. This Agreement shall be a unanimous shareholders' agreement within the meaning of the Act, and, except as prohibited by law, to the extent that this Agreement specifies that any matters may only be or shall be dealt with or approved by or shall require action by the Shareholders, the discretion and powers of the directors of the Corporation to manage and to supervise the management of the business and affairs of the Corporation with respect to such matters are correspondingly restricted.

         2.2 CARRYING OUT OF THE AGREEMENT. Each Shareholder agrees to vote and act at all times to carry out, and in all other respects to comply with, and to cause the Corporation to carry out, the provisions of this Agreement.

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         2.3 IDEM. The Corporation confirms its knowledge of this Agreement and undertakes to carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so.

         2.4 IDEM. The Chen Group (as defined in Section 4.1), SOFTECH, Ventures West and Sycamore Ventures shall cause their respective nominee directors or director, as applicable, so long as they are directors of the Corporation and to the extent that the Chen Group, SOFTECH, Ventures West and Sycamore Ventures are permitted by law to bind their respective nominees or nominee, as applicable, to do so, to act and vote as directors in order that the purpose, intent and provisions of this Agreement shall be carried out.


                                    ARTICLE 3
                             FINANCIAL PARTICIPATION


         3.1 EQUITY PARTICIPATION. Each of the Investors represents and warrants to each of the other Investors and to the Corporation that, at the date hereof, it is the legal and beneficial owner of such number and class of Shares as are set forth opposite its name in Schedule "A".

         3.2 ADDITIONAL CAPITAL. None of the Shareholders shall be obligated to acquire additional Shares, or to make loans to or guarantee the indebtedness of, the Corporation.


                                    ARTICLE 4
                                   MANAGEMENT


         4.1 DIRECTORS. The board shall consist of seven directors appointed as follows: one nominee designated jointly in writing by P. Chen, M. Chen and Hsiao (collectively, for the purposes of this Article, the "CHEN GROUP"), one nominee designated by SOFTECH, one nominee designated by Ventures West, one nominee (who is not an employee of the Corporation or involved with the management of the Corporation) recommended by a majority of the Shares held by the Chen Group in writing and approved by SOFTECH, and Ventures West, one nominee designated by Sycamore Ventures, the Chief Executive Officer of the Corporation, and one nominee (who is not an employee of the Corporation or involved with the management of the Corporation) designated by Sycamore Ventures and the Chief Executive Officer of the Corporation in writing and approved by a majority of the Board of Directors. The rights of each of SOFTECH, the Chen Group, Ventures West and Sycamore Ventures, respectively, to designate directors hereunder shall terminate at such time as each such Shareholder or Shareholders shall hold a number of Equity Securities that is less than 25% of the Equity Securities held by such Shareholder or Shareholders as of the date hereof (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar recapitalizations affecting the Equity Securities). Ventures West,


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SOFTECH and Sycamore Ventures may designate an alternate for each nominee that it has on the board, who shall have the right to attend meetings of the board of directors of the Corporation. Any such alternate shall be duly appointed by power of attorney by such nominee to act in place and instead of such director at any meeting attended by an alternate. Where an alternate is selected, Ventures West, SOFTECH or Sycamore Ventures, as the case may be, shall provide written notice to the Corporation in advance of the meeting of directors in question. Where the Chen Group is required or permitted to nominate or recommend a board member or approve any matter under this Agreement, it shall do so by written notice to SOFTECH, Ventures West and Sycamore Ventures and the Corporation signed by one of P. Chen, M. Chen, and Hsiao on behalf of the Chen Group (so long as each of them owns Shares). The Company agrees that a representative of Teachers shall be invited to and may attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege (based upon advice of counsel), to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in discussions of matters brought to the Board of Directors. The right of Teachers hereunder to observer rights shall terminate at such time as Teachers and its nominee shall hold a number of Equity Securities that is less than 25% of the Equity Securities held by Teachers as of the date hereof (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar recapitalizations).

         4.2 IDEM. Each of the Shareholders agrees to vote and act at all times to ensure that the nominees designated by the Chen Group, SOFTECH, Ventures West and Sycamore Ventures, respectively, pursuant to Section 4.1 of this Agreement are elected to the board from time to time and are maintained in office as directors. No Shareholder shall exercise his voting rights to remove a director without the consent of the Shareholder or Shareholders that nominated such director. In the event that a vacancy shall occur on the board, each Shareholder shall exercise his voting rights to fill such vacancy with a nominee of the Shareholder who is not then represented by the nominee or nominees to which he is entitled hereunder. If such vacancy is that of a nominee to be jointly nominated, the Shareholders to jointly nominate such director shall, within 21 days of such vacancy occurring, jointly designate, acting reasonably, a nominee or waive the right to do so for a period of time. If such Shareholders cannot agree on a nominee within the said 21 day period, such matter shall be determined conclusively by arbitration in accordance with the procedures set out in Schedule "B". Until a vacancy is filled, the board shall not, for a period of 5 days, unless waived by the Shareholders with the right to nominate such director, transact any business or exercise any of its powers or functions, save and except as may be necessary to elect such new director and/or preserve the business and assets of the Corporation.

         4.3 DIRECTORS' MEETINGS. The board shall meet at least once in every three-month period during the term of this Agreement. All Directors who are not employees of the Corporation shall, upon determination by the board, receive a fee for

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acting as such, which fee shall be unanimously approved by the board. All directors shall be reimbursed for out-of-pocket expenses related to attending board and/or committee meetings and attending to business of the Corporation.

         4.4 QUORUM. A quorum for meetings of the board shall be four directors, provided that at least one of such directors shall be a nominee (or alternate) of SOFTECH, one of such directors shall be a nominee (or alternate) of Ventures West, one of such directors shall be a nominee of the Chen Group and one of such directors shall be a nominee (or alternate) of Sycamore Ventures. Each director shall have one vote and, upon an equal division due to abstention, the chairman of the board shall have a second or casting vote. If the nominee (or alternate) of either Ventures West, SOFTECH, Sycamore Ventures or the Chen Group (the "ABSENT Nominee") fails to attend a meeting of the board, no business shall be transacted at such meeting without the prior consent of all Absent Nominees, and failing such consent, the meeting shall be adjourned to a date not earlier than one week after the first mentioned meeting. If the Absent Nominees do not attend at such subsequent meeting, the quorum requirements for the meeting shall be deemed to be satisfied in accordance with this Section notwithstanding the Absent Nominee's failure to attend.

         4.5 OFFICERS. The Chairman of the Board shall initially be the director designated by SOFTECH. Thereafter, the Chairman of the Board shall be as determined by the majority approval of the Board.

         4.6 AUDIT AND COMPENSATION COMMITTEES. Each of the compensation committee (the "COMPENSATION COMMITTEE") and the audit committee (the "AUDIT COMMITTEE") shall consist of three directors, one of whom shall be the nominee of SOFTECH, one of whom shall be the nominee of Ventures West, and one of whom shall be the nominee of Sycamore Ventures. A quorum for meetings of each of the Compensation Committee and the Audit Committee shall be two directors. If the nominee (or alternate) of Sycamore Ventures, SOFTECH or Ventures West (the "ABSENT NOMINEE") fails to attend a committee meeting, no business shall be transacted at such meeting without the prior consent of such Absent Nominee, and failing such consent, the meeting shall be adjourned to a date not earlier than one week after the first mentioned meeting. If the Absent Nominee does not attend at such subsequent meeting, the quorum requirements for the meeting shall be deemed to be satisfied in accordance with this Section notwithstanding the Absent Nominee's failure to attend. Each director shall have one vote on all matters presented to such committee for approval. Compensation for senior employees of the Corporation, as recommended by the Compensation Committee, will be in accordance with comparable salaries for such a position, taking into account the financial progress of the Corporation, and may not be changed without the approval of the Compensation Committee.

         4.9 AUDITOR. Arthur Andersen & Co. shall be appointed the auditor of the Corporation unless and until the board determines otherwise.

         4.10 APPROVAL OF MATERIAL MATTERS BY SHAREHOLDERS. No action shall be taken by the Corporation with respect to the following matters without the prior


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written approval of the Investors (excluding P. Chen, M. Chen and Hsiao) holding at least a majority of the Shares (by voting power) then held by Investors (excluding P. Chen, M. Chen and Hsiao).


          (a) any increase or decrease in the number of directors to be elected to the board;

          (b)  any change in the articles or by-laws of the Corporation;

          (c)  any change in the authorized capital of the Corporation;

          (d) any change in share capital which adversely affects the rights, preferences and privileges of holders of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares or Class D Preferred Shares, including the creation or issuance of any new series of preferred shares that are senior to or on par with the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares or Class D Preferred Shares;

          (e) any authorization or issuance of a new class of Shares and any issuance of (i) securities convertible into Shares of the Corporation, or (ii) warrants exercisable for the purchase of Shares of the Corporation;

          (f) any redemption of any class or series of Shares of the Corporation other than redemptions of restricted stock given to employees (prior to the vesting of such restricted stock) or as required under the Articles of Incorporation of the Corporation or any agreements to which the Corporation is a party existing as of the date hereof;

          (g) the sale, lease, exchange or disposition of the entire undertaking or property or assets of the Corporation or any substantial part thereof;

          (h) the declaration or payment of any dividend or other corporate distribution;

          (i) the entering into of an amalgamation, merger or consolidation with any other body corporate except as contemplated herein;

          (j) the carrying on of any non-arm's length business with any affiliates;

          (k) the giving of shareholder approval, as shareholder of any subsidiary of the Corporation, in respect of any matter for which such approval would be required under this Agreement;


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          (l)  the taking of any steps to effect a dissolution, liquidation or winding-up, or otherwise to terminate the corporate existence, of the Corporation or to continue the Corporation in another jurisdiction; and

          (m)  any commitment or agreement to do any of the foregoing.

         4.11 APPROVAL OF CERTAIN MATTERS BY THE BOARD. No action shall be taken by the Corporation with respect to the following matters without the approval of a majority of the Board of Directors of the Corporation.

          (a) the borrowing of any money (including lease financing), whether by an issuance of debt or otherwise, or the making or incurring of any single capital expenditure in excess of $50,000 or any capital expenditures which, in the aggregate, are in excess of $120,000 in any fiscal year of the Corporation (other than capital expenditures which have been approved by the Board under the Operating Budget);

          (b) the entering into of any agreement or the making of any offer or the granting of any right capable of becoming an agreement to allot or issue any Shares in the capital of the Corporation other than the issuance of Shares in the capital of the Corporation pursuant to the exercise of options granted pursuant to the Employee Stock Option Plan;

          (c) the engagement, directly or indirectly, in any business activity or the acquisition of any assets unrelated or unnecessary to the Corporation's present business;

          (d) the granting of any security or the creation of any encumbrance on the assets of the Corporation except as necessary to secure operating lines of credit with Canadian chartered banks, in respect of purchase money security interests or in respect of a lease financing arrangement;

          (e) the making, directly or indirectly, of loans or advances to, or the giving of security for or the guaranteeing of the debts of, any person other than advances to employees in the ordinary course of business;

          (f) the entering into of a partnership or of any arrangement for the sharing of profits, union of interests, joint venture or reciprocal concession with any person. For greater certainty, this does not include the entering into of distribution or license agreements in the ordinary course of business; and


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          (g)  any exercise of the Corporation's right to acquire Equity
               Securities pursuant to Sections 5.6, 5.9 or 5.10.

                                    ARTICLE 5
                    DEALING WITH SHARES AND EQUITY SECURITIES


         5.1 NO TRANSFER, ETC. OF EQUITY SECURITIES. (1) Except as expressly provided for in this Article 5 or in paragraph (2), (3) or (4) of this Section 5.1, no Shareholder shall, directly or indirectly, sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of its Equity Securities or its rights or obligations under this Agreement without first complying with all of the provisions of this Agreement.

         (2) Notwithstanding paragraph (1) of this Section 5.1, each of P. Chen and M. Chen shall be entitled to pledge or otherwise encumber their respective Equity Securities for the purpose of providing security for the borrowing of monies to acquire the Equity Securities of Shareholders, including but not limited to a purchase pursuant to Sections 5.4, 5.6, 5.9 or 5.10 hereof, provided that the pledgor agrees in writing to be bound by this Agreement.

         (3) This Article 5 shall not apply to purchases of Common Shares by Wilson Lee from any of the Chen Group (as defined in Section 5.10).

         (4) This Article 5 shall not apply to the put rights granted to CNET pursuant to the Subscription Agreement dated September 15, 1999 between CNET and the Corporation, the put rights granted to SOFTECH and Ventures West pursuant to that Financing Agreement dated November 20, 1998 or the put rights granted to Sycamore Ventures and Teachers pursuant to Section 5.14 hereto.

         (5) Notwithstanding any other provision of this Agreement, every transfer of Equity Securities shall be subject to the requirements in the articles of the Corporation and to the condition that the Transferee, if not already bound by this Agreement, shall, prior to such transfer, agree in writing to become a party to, and to be bound by all of the terms of, this Agreement.

         5.2 ENDORSEMENT ON CERTIFICATES. Share certificates evidencing Shares of the Corporation owned by the Shareholders shall bear the following language either as an endorsement or on the face thereof:


               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT DATED NOVEMBER 24, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASER ON REQUEST.


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         5.3 ISSUE OF ADDITIONAL EQUITY SECURITIES. If any additional Equity
Securities are to be issued from treasury, the Corporation shall first offer such Equity Securities to the Investors by notice given to them of the Corporation's intention to issue additional Equity Securities and the number and class thereof to be so issued. Each of such Investors shall have the right to purchase the Equity Securities so offered pro rata based upon the number of Equity Securities, other than options granted or Shares issued or issuable pursuant to the Employee Stock Option Plan, owned beneficially or of record by such Shareholders at the date notice is given of such offer. Each of the Investors shall have 15 days from the date such notice is given in which to provide notice to the Corporation as to the maximum number of Equity Securities, if any, it wishes to take up and pay for, which notice may include Equity Securities in excess of its pro rata entitlement as set forth above in this
Section 5.3 up to the total number Equity Securities offered by the Corporation under the offering. If any such Investor does not give notice to purchase at least such Investor's full pro rata entitlement hereunder, such Equity Securities not so taken up ("EXCESS EQUITY SECURITIES") shall be purchased by those Investors who elected to take up and pay for Equity Securities in excess of their pro rata entitlement, and in such event, the number of Equity Securities purchased by the Investor shall be the lesser of: (i) the maximum number of Equity Securities set forth in such Investor's notice; or (ii) the sum of such Investor's initial pro rata entitlement set forth above and such Investor's pro rata entitlement of the Excess Equity Securities, based upon the relative number of Equity Securities, other than options granted or Shares issued or issuable pursuant to the Employee Stock Option Plan or to Eric Goodwin as of the date hereof, owned beneficially or of record by such Investor in comparison to other Investors who have given notices which include Excess Equity Securities. Such Investors shall have six days from the expiry of the 15 day period referenced above in which to take up and pay for all or any of the Equity Securities so offered. If all of the Equity Securities offered by the Corporation have not been taken up and paid for within this six day period, the Equity Securities not so taken up may be issued to such persons as the directors in their discretion determine, provided that such persons agree to be bound by this Agreement and to become parties hereto. The foregoing right shall not apply to (i) an issuance of Common Shares pursuant to a Qualified Public Offering,
(ii) issuances of stock options or the underlying Shares resulting from the exercise thereof pursuant to the Employee Stock Option Plan to employees, officers or directors of the Corporation (provided such options have been approved in accordance with Section 8.4 hereof) or from the exercise by Eric Goodwin of those stock options granted to him as of the date hereof, (iii) issuances of the underlying Common Shares issued upon conversion of the Corporation's Preferred Shares or upon exercise of the options granted to CNET,
(iv) issuances of the underlying Common Shares issued upon the exercise of the Corporation's Purchase Warrants existing as of the date hereof, (v) Equity Securities issued pursuant to a dividend or distribution to holders of Preferred Shares or (vi) Equity Securities (or shares issued upon conversion or exercise thereof) issued in connection with an acquisition transaction, building or equipment lease transaction, strategic alliance or partnering arrangement that is approved by the Board of Directors.

         5.4 RIGHT OF FIRST OFFER - EQUITY SECURITIES. (1) Any Shareholder or group of Shareholders (for the purposes of this Section, the "OFFEROR") who desires to sell all or any of its Equity Securities (for the purposes of this Section, the "OFFERED SECURITIES") shall give notice of such proposed sale (for the purposes of this Section, the "NOTICE") to the Corporation and to each of the other Investors and shall set out in the Notice the number of Offered Securities and the terms upon which and the price (for the purposes of this Section, the "PURCHASE PRICE") at which such Offered Securities are offered for sale.


         (2) Upon the Notice being given, the other Investors (for the purposes of this Section, the "OFFEREES") shall have the right to purchase all, but not less than all, of the Offered Securities for the Purchase Price. The Offerees shall be entitled to purchase the Offered Securities pro rata based upon the number of Equity Securities owned beneficially or of record by the Offerees or to purchase in such other proportion as all of the Offerees may agree in writing.

         (3) Within 15 days of having been given the Notice, each Offeree who desires to purchase all of the Offered Securities that it is entitled to purchase in accordance with subsection 5.4(2) shall give notice to the Offeror, to the Corporation and to each of the other Offerees. If any Offeree does not give such notice, the Offered Securities that it had been entitled to purchase (for the purposes of this Section, the "REJECTED SHARES") may instead be purchased by the Offerees who did give such notice, pro rata based upon the number of Equity Securities owned beneficially or of record by such Offerees as between themselves or in such other proportion as all of such Offerees may agree in writing, and, within five days of the expiry of the 15 day period specified in this subsection 5.4(3), each Offeree who desires to purchase all of the Rejected Shares that it is entitled to purchase in accordance with this subsection 5.4(3) shall give an additional notice to the Offeror, to the Corporation and to each of the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Shares that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice. If the Offerees are willing to purchase all, but not less than all, of the Offered Securities, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice.

         (4) If the Offerees do not give notice in accordance with subsection 5.4(3) that they are willing to purchase all of the Offered Securities, the rights of the Offerees, subject as hereinafter provided, to purchase the Offered Securities shall forthwith cease and terminate and, subject to Sections 5.7 and 5.8, the Offeror may sell the Offered Securities to any person (a "THIRD PARTY") within 45 days after the expiry of the 15 day period or the last of the five day periods, as the case may be, specified in subsection 5.4(3), for a price not less than the Purchase Price and on other terms no more favorable to such Third Party than those set forth in the Notice, provided that the Third Party agrees prior to the completion of such transaction to be bound by this Agreement and to become a party hereto in place of the Offeror with respect to the Offered Securities and further provided that the Third Party is not a competitor of the Corporation. If the Offered Securities are not sold within such 45 day period on such terms, the rights of the Offerees pursuant to this Section 5.4 shall again take effect and so on from time to time.

         5.5 TRANSFER OF RIGHTS. The pre-emptive rights contained in Section 5.3 and the rights of first offer contained in Section 5.4 may be transferred (i) in the case of BMCC or VWVI, to Ventures West Capital Ltd., any affiliate of Ventures West Capital Ltd., or any fund managed by Ventures West Capital Ltd. or affiliate of Ventures West Capital Ltd., (ii) in the case of SOFTECH, to McLean Watson Capital Inc., any affiliate of McLean Watson Capital Inc., or any fund managed by McLean Watson Capital Inc. and (iii) in the case of Sycamore Ventures, to Sycamore Management Corp., any affiliate of Sycamore Management Corp., or any fund managed by Sycamore Management Corp. or any of its affiliates.

         5.6 RIGHT OF CO-SALE - CHANGE OF CONTROL. (1) Any Offeror who proposes to sell Equity Securities to a Third Party in accordance with subsection 5.4(4) shall, if the sale by the Offeror would result in the Third Party owning, directly or indirectly, more than 50% of the Equity Securities then outstanding, give notice of such proposed sale (for the purposes of this Section, the "NOTICE") to the Corporation and to each of the Investors (for the purposes of this Section, the "OFFEREES") and shall set out in the Notice the name of the Third Party and the terms upon which and the price at which the Equity Securities are to be sold, and it shall be a condition of any such proposed sale that, prior to the completion thereof, the Offeror shall cause the Third Party to make an offer to purchase, and each of the Offerees shall be entitled to sell, to the Third Party (notwithstanding any other provision hereof) any or all of the Equity Securities held by such Offeree, upon the same terms as the Offeror. If the Third Party fails to make such an offer to purchase, or does not take up and pay for the Equity Securities of any Offeree which has provided the notice contemplated in Clause (2) below, the proposed sale of the Equity Securities to such Third Party shall not be completed and the rights of the Offerees pursuant to Section 5.4 shall again take effect.


         (2) Within 10 days of having been given the Notice, each Offeree who desires to sell all, but not less than all, of the Equity Securities that it is entitled to sell to the Third Party in accordance with subsection 5.6(1) shall give notice to the Offeror, to the Third Party and to the Corporation.


         5.7 DRAG ALONG RIGHT. (1) If at any time after November 18, 2002, SOFTECH and Ventures West propose to sell Equity Securities to a Third Party in accordance with subsection 5.4(4), if the Investors have been advised of such circumstance in the notice contemplated by Section 5.4.1 and if such Third Party has made an offer to SOFTECH and Ventures West (a "CASH OFFER") to purchase all of the Equity Securities of the Corporation then outstanding for cash consideration and such Cash Offer has been irrevocably accepted by SOFTECH and Ventures West, they may give notice of such acceptance and the exercise of their rights hereunder (for the purposes of this Section, the "NOTICE") to the Corporation and to each of the other Shareholders (for the purposes of this Section, the "OFFEREES") and shall set out in the Notice the name of the Third Party and the terms upon which and the price at which the Equity Securities are to be sold pursuant to the Cash Offer.

         (2) Following receipt of the Notice, each Offeree other than Sycamore Ventures, Telepeak Investment Limited and Teachers shall be required to transfer (and each of Sycamore Ventures, Telepeak Investment Limited and Teachers may transfer, at its sole discretion) all of its Equity Securities to the Third Party in accordance with such Notice, provided that the time specified for such transfer shall be at least 20 days after the Notice is given, upon such terms and at such price as are contained in the Cash Offer.


         5.8 RIGHT OF CO-SALE - SALE BY P. CHEN - SALE OF 10% MINORITY INTEREST.
(1) In the event (a) P. Chen wishes to sell Equity Securities representing in the aggregate in any transaction or series of transactions with the same or related parties during the term of this Agreement, either directly or indirectly, greater than five percent (5%) of the Equity Securities then held by
P. Chen or (b) any Shareholder wishes to sell a number of Equity Securities representing more than 10% of the Equity Securities then outstanding (P. Chen or such Shareholder, as the case may be, for the purposes of this Section, the "OFFEROR") pursuant to an offer (for the purposes of this Section, an "OFFER") from any person (whether or not a party to this Agreement) (the "PURCHASER"), then, in addition to any other rights an Investor may have under this Agreement, each of the other Investors (for the purposes of this Section, the "OFFEREES") shall have the right to sell all or a portion of their Equity Securities, upon the same such terms and at the same price to the Purchaser on the terms set forth in this Section 5.8.


         (2) The Offeror shall give to the Offerees notice in writing (for the purposes of this Section, the "NOTICE OF OFFER") setting out and certifying all of the terms and conditions of the Offer (including without limitation the credit terms, if any, provided that where credit is involved, a cash equivalent alternative shall also be specified), the Equity Securities which are the subject of the Offer (for the purposes of this Section, the "OFFERED SECURITIES"), the identity of the Purchaser and a representation, warranty and covenant that no compensation other than as stated in the Notice of Offer will be received, directly or indirectly, by the Offeror or its affiliates and/or associates by reason of the transaction or series of transactions represented by the Notice of Offer.

         (3) Each of the Offerees shall have 15 days following the giving of the Notice of Offer to give the Offeror written notice (the "COATTAIL NOTICE") specifying the number of Equity Securities held by such Offeree it wishes to sell pursuant to the Offer.

         (4) The Offeror shall then use his best efforts to induce the Purchaser to purchase, in addition to the Equity Securities of the Offeror proposed to be sold, all of the Equity Securities specified in the Coattail Notice(s) which are received within 15 days from the date of the Notice of Offer.

         (5) If the Purchaser agrees to purchase the Equity Securities specified in the Coattail Notice(s) received within 15 days from the date of the Notice of Offer in the Offer, then the Offer shall be deemed to include the Equity Securities specified in the Coattail Notice(s) and the Equity Securities specified in the Coattail Notice(s) may be sold under such Offer, provided that the Offeror has not received a Notice pursuant to

Section 5.4(3) or 5.6 for all of the Offered Securities. If the Offeror has received a Notice for all of the Offered Securities pursuant to Section 5.4(3) or 5.6, then the Coattail Notices shall be null and void.

         (6) If the Purchaser does not wish to purchase all of the Equity Securities made available by the Offeror and the Offerees, then each Offeree and the Offeror shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice of Offer, a portion of the Equity Securities being sold to the Purchaser, in the same proportion as such Offeror or Offeree's ownership of Equity Securities bears to the aggregate number of Equity Securities owned by the Offeror and the Offerees.

         (7) If the Offerees do not elect to sell the full number of Equity Securities which they are entitled to sell pursuant to this Section 5.8, the Offeror shall be entitled to sell to the Purchaser, according to the terms set forth in the Notice of Offer, that number of Equity Securities which equals the difference between the number of Equity Securities desired to be purchased by the Purchaser and the number of Equity Securities the Offerees are entitled to sell pursuant to Section 5.8(6). If the Offeror wishes to transfer any Equity Securities at a price per share or upon other terms which differ from those set forth in the Notice of Offer or more than 45 days after the expiration of the 15-day coattail period, then, as a condition precedent to such transaction, such Equity Securities must first be offered to the Investors on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

         5.9 INSOLVENCY OF A SHAREHOLDER. (1) If any Shareholder (for the purposes of this Section, the "OFFEROR") (i) makes an assignment for the benefit of creditors or is the subject of any proceedings under any bankruptcy or insolvency law or takes steps to wind up or terminate its corporate existence or
(ii) in the case of a pledge or encumbrance permitted by Section 5.(2) hereof, is subject to an execution of such pledge or encumbrance, then the Corporation, or, if the Corporation elects not to exercise its rights under this Section 5.9, the Investors (for the purposes of this Section, the "OFFEREES"), shall have the right to (x) in the case of (i) above, purchase all, but not less than all, of the Equity Securities owned beneficially or of record by the Offeror or (y) in the case of (ii) above, all, but not less than all of such pledged or encumbered Equity Securities (for the purposes of this Section, as the case may be, "OFFERED SHARES") at the price determined in accordance with the provisions of subsection 5.9(3).


         (2) In the event of a purchase by the Offerees, the Offerees shall be entitled to purchase the Offered Shares pro rata based upon the number of Equity Securities owned by the Offerees beneficially or of record or to purchase in such other proportion as the Offerees may agree in writing.

         (3) The price of the Offered Shares shall be an amount equal to the fair value of such Equity Securities as determined in accordance with Section 6.6, less all costs and expenses (including, without limitation, all legal fees and disbursements and the fees and disbursements of the Accountant) incurred by the Corporation or by any of the

Offerees in connection with any purchase of Offered Shares by the Offerees pursuant to this Section 5.5.

         (4) Within five days of having been given the report of the fair value of the Offered Shares, the Corporation shall give notice (for the purposes of this Section, the "NOTICE") to the Offeror and to the Offerees of its election either to purchase or not to purchase the Offered Shares.

         (5) If the Corporation elects not to purchase the Offered Shares, each Offeree who desires to purchase all of the Offered Shares that it is entitled to purchase in accordance with subsection 5.9(2) shall, within five days of having been given the Notice, give notice to the Offeror, to the Corporation and to the other Offerees. If any Offeree does not give such notice, the Offered Shares that it had been entitled to purchase (for the purposes of this Section, the "REJECTED SHARES") may instead be purchased by the Offerees who did give such notice, pro rata based upon the number of Equity Securities owned beneficially or of record by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five days of the expiry of the five day period specified in this subsection 5.9(5), each Offeree who desires to purchase all of the Rejected Shares that it is entitled to purchase in accordance with this subsection 5.9(5) shall give an additional notice to the Offeror, to the Corporation and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Shares that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Shares or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Shares, the transaction of purchase and sale shall be completed within 20 days of the expiry of the initial five day period or the last of the five day periods, as the case may be, specified in this subsection 5.9(5).

         (6) If the Offerees do not give notice in accordance with subsection 5.9(5) that they are willing to purchase all of the Offered Shares, the rights of the Offerees, subject as hereinafter provided, to purchase the Offered Shares shall forthwith cease and terminate and the Offeror may sell the Offered Shares to a Third Party within three months after the expiry of the initial five day period or the last of the five day periods, as the case may be, specified in subsection 5.9(5), for a price not less than the price that would have been payable by the Offerees and on other terms no more favorable to such Third Party than those that would have been applicable had the Offerees agreed to purchase the Offered Shares in accordance with the provisions of this Section 5.9, provided that such Third Party agrees prior to the completion of such transaction to be bound by this Agreement and to become a party hereto in place of the Offeror with respect to the Offered Shares. If the Offered Shares are not sold within such three month period on such terms, the respective rights of the Corporation and the Offerees pursuant to this Section 5.9 shall again take effect and so on from time to time.


         5.10 DEATH OF A SHAREHOLDER. If any Shareholder or any former Shareholder who has transferred Equity Securities pursuant to Section 5.11 dies, the

Corporation, or if the Corporation elects not to exercise its rights under this
Section 5.10, the surviving Investors, shall have the right to purchase, and the personal representative (for the purposes of this Section, the "OFFEROR") of the deceased Shareholder (or the transferee under Section 5.11) shall sell, all, but not less than all, of the Shares owned beneficially or of record by the deceased Shareholder (or the transferee under Section 5.11) immediately prior to his death, in the proportions and upon the terms and conditions and in the manner determined in accordance with Section 5.9, mutatis mutandis, except that the price to be paid for such Shares shall be equal to 100% of the fair value of such Shares as determined in accordance with Section 6.6. Notwithstanding the foregoing, if the deceased Shareholder is M. Chen or P. Chen (collectively, together with the spouse, if any, of P. Chen and the spouse, if any, of M. Chen, referred to in this Section 5.10 as the "CHEN GROUP"), then prior to the Corporation or the other Shareholders being entitled to exercise the above rights to acquire the deceased Shareholder's Shares (or those of the transferee under Section 5.11), the surviving member or members of the Chen Group, if any, shall have the right to purchase all, but not less than all, of the Shares owned beneficially or of record by such deceased Shareholder (or the transferee under Section 5.11) at a price to be determined by such deceased Shareholder (or his or her personal representative) (or that of the transferee under Section 5.11) and the surviving member or members of the Chen Group. Notwithstanding the foregoing, (i) if the deceased Shareholder is Hsiao, Hsiao may bequeath her Shares to a third party on the condition that SOFTECH, Ventures West, Sycamore Ventures and Teachers are satisfied that the votes attached to such bequeathed Shares may only be exercised by P. Chen; (ii) if the deceased Shareholder is P. Chen, P. Chen may bequeath his Shares to a spouse, if any; and (iii) if the deceased Shareholder is M. Chen, M. Chen may bequeath her Shares to a spouse, if any.

         5.11 SHAREHOLDER CONTROLLED CORPORATION. (1) Notwithstanding any other provision of this Agreement, each Shareholder (the "TRANSFEROR") shall be entitled, after giving notice to each of the other Shareholders and to the Corporation, to sell, transfer and assign all, or any part of the Equity Securities owned beneficially or of record by it to a corporation (or other entity) (the "PERMITTED TRANSFEREE") provided that the only shareholders (or persons controlling such entity) of the Permitted Transferee other than the Transferor are:


          (a)  Members of the Immediate Family of the Shareholder; or

          (b) corporations of which the Members of the Immediate Family of the Shareholder are at all times the legal and beneficial owners of shares carrying at least 51% of the issued and outstanding voting rights of such corporations, which shares are sufficient, if exercised, to elect a majority of the board of directors of such corporation; or

          (c) trusts, the sole beneficiaries of which are the Members of the Immediate Family of the Shareholder; or

          (d) in the case of a corporate Shareholder, affiliates, associates or shareholder of such Shareholder;

         and the Permitted Transferee has entered into an agreement prior to such transaction not to sell, transfer or assign such Equity Securities except to another corporation controlled, as determined by reference to the Act, by the Shareholder from whom it acquired the Equity Securities or by shareholders of the Permitted Transferee referred to in paragraphs (a) through (d) of this subsection 5.11(1) and to become a party hereto.

         (2) Notwithstanding Section 5.1 or any other provision in this Agreement, BMCC may sell, transfer or otherwise dispose of the whole or any part of its Equity Securities in the following circumstances:

          (a)  Manager - To Ventures West Management TIP Inc., the manager of
               BMCC;

          (b) Reorganization - In connection with a reorganization of the Bank of Montreal group of companies with respect to the activities of BMCC; and

          (c) Specialized Financing Corporation - If BMCC is required to divest itself of its Equity Securities in order to remain a "SPECIALIZED FINANCING CORPORATION" (as defined in the Bank Act, as amended from time to time).

In the event that the Equity Securities held by BMCC are transferred to Ventures West Management TIP Inc., notwithstanding Section 5.1 or any other provision of this Agreement, Ventures West Management TIP Inc. may sell, transfer or otherwise dispose of the whole or any part of its Equity Securities to:

          (a) Limited Partnership - Any limited partnership of which the general partner is under common control with those persons who controlled Ventures West Management TIP Inc. as at the date of the transfer;

          (b) Corporation - Any corporation or other form of entity whose senior officers are, or which is managed by, a corporate manager whose senior officers are common officers of Ventures West Management TIP Inc. as at the date of the transfer, provided in each case the transferee agrees to be bound by the terms and conditions of this Agreement.

         (3) Notwithstanding Section 5.1 or any other provision in this Agreement, VWVI may sell, transfer or otherwise dispose of the whole or any part of its Equity Securities to:

          (a) General Partner - Ventures West Management VI Ltd., the general partner of VWVI;

          (b) Limited Partnership - Any limited partnership of which the general partner is under common control with those persons who controlled Ventures West Management VI Ltd. as at the date of the transfer;

          (c) Corporation - Any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are common officers of Ventures West Management VI Ltd. as at the date of the transfer.

         (4) Notwithstanding Section 5.1 or any other provision in this Agreement, Sycamore Ventures may sell, transfer or otherwise dispose of the whole or any part of its Equity Securities to:

          (a) General Partner - Sycamore Management Corp., the general partner of the general partner of CG Asian-American Fund, L.P. or Princeton Global Capital Management Company, Ltd., the general partner of the general partner of Princeton Global Fund, L.P.;

          (b) Limited Partnership - Any limited partnership of which the general partner is under common control with those persons who controlled Sycamore Management Corp. or Princeton Global Capital Management Company, L.P. as at the date of the transfer;

          (c) Corporation - Any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are common officers of Sycamore Management Corp. or Princeton Global Capital Management Company, L.P. as at the date of the transfer.

         (5) Notwithstanding the completion of any sale of Equity Securities by a Transferor to a Permitted Transferee pursuant to subsection 5.11(1), such Transferor shall:

          (a) not sell, transfer, assign, pledge, charge or in any way dispose of or encumber its shares of the Permitted Transferee;

          (b) continue to be bound by all the obligations hereunder as if it continued to be a Shareholder of the Corporation and perform such obligations to the extent that the Permitted Transferee fails to do so; and

          (c) at all times be the legal and beneficial owner of shares carrying at least 51% of the issued and outstanding voting rights of the Permitted Transferee, which shares shall be sufficient, if exercised, to elect a majority of the board of directors of the Permitted Transferee or, if such transferee is not a corporation, interests carrying sufficient voting rights to control management of the Permitted Transferee.

         (6) Notwithstanding Section 5.1 or any other provision of this Agreement, SOFTECH shall be entitled to sell, transfer or otherwise dispose of the whole or any part of the Equity Securities owned beneficially or of record by it to a corporation, fund or entity owned or controlled, directly or indirectly, or to any investors in any fund managed, directly or indirectly, by McLean Watson Capital Inc.

         (7) (a) If any Transferor who has sold, transferred or assigned its Equity Securities to a Permitted Transferee pursuant to subsection 5.11(1) fails to comply with any of the provisions of subsection 5.11(5) and fails to remedy such non-compliance within a period of 30 days after the giving of notice by the Corporation or by any of the other Shareholders, the Investors (for the purposes of this Section, the "OFFEREES") shall have the right to purchase all, but not less than all, of the Equity Securities (for the purposes of this Section, the "OFFERED SHARES") owned by the Permitted Transferee (for the purposes of this Section, the "Offeror").

         (b) The Offerees shall have the right to purchase the Offered Shares pro rata based upon the number of Equity Securities owned beneficially or of record by the Offerees or to purchase in such other proportion as the Offerees may agree in writing, at the price to be determined in accordance with subsection 5.11(8).

         (c) The price of the Offered Shares shall be 60% of the fair value of such Equity Securities as determined in accordance with Section 6.6.

         (d) Within 10 days of having been given the Accountant's report of the fair value and the book value of the Offered Shares, each Offeree who desires to purchase all of the Offered Shares that it is entitled to purchase in accordance with subsection 5.11(7) shall give notice to the Offeror, to the Corporation and to the other Offerees. If any Offeree does not give such notice, the Offered Shares that it had been entitled to purchase (for the purposes of this Section, the "REJECTED SHARES") may instead be purchased by the Offerees who did give such notice, pro rata based upon the number of Equity Securities owned beneficially or of record by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five days of the expiry of the 10 day period specified in this subsection 5.11(9), each Offeree who desires to purchase all of the Rejected Shares that it is entitled to purchase in accordance with this subsection 5.11(9) shall give an additional notice to the Offeror, to the Corporation and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Shares that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Shares or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Shares, the transaction of purchase and sale shall be completed within 20 days of the expiry of the 10 day period or the last of the five day periods, as the case may be, specified in this subsection 5.11(9).

         (e) If the Offerees do not give notice in accordance with subsection 5.11(9) that they are willing to purchase all of the Offered Shares, the rights of the Offerees, subject as hereinafter provided, to purchase the Offered Shares shall forthwith cease and terminate.

         5.12 [INTENTIONALLY OMITTED]

         5.13 EXCLUSIVITY OF SECTIONS. Each of Sections 5.8 and 5.10 are exclusive and the provisions thereof may only be relied upon by any party hereto if the provisions of one of the other of such sections are not at the same time being relied upon by the same or another party hereto.

         5.14 SYCAMORE VENTURES AND TEACHERS PUT OPTION. If a Qualified Public Offering is not completed prior to December 31, 2003, each of Sycamore Ventures and Teachers shall have the right to obtain liquidity for any or all of its Equity Securities, whenever acquired, by exercising the right (the "PUT RIGHT") granted in this Section 5.14.

         (1) Sycamore Ventures or Teachers, as the case may be, may exercise the Put Right by delivering a notice to the Corporation, SOFTECH, Ventures West, CNET and each other specifying that it intends to exercise its Put Right and setting forth the number of Equity Securities in respect of which the Put Right is being exercised (the "PUT SHARES"). Subject to 5.14(5), the Corporation will repurchase those Equity Securities at their fair market value.

         (2) The fair market value of the Put Shares shall be as agreed upon by the Board and Sycamore Ventures or Teachers, as the case may be, acting in good faith to settle the fair value of the Put Shares. In the event that the Board and Sycamore Ventures or Teachers, as the case may be, are unable to come to an agreement as to the fair market value of the Put Shares, the fair market value of the Put Shares shall be determined by an independent expert business valuator experienced in valuing software companies (the "INDEPENDENT VALUATOR") as agreed to by the Board and Sycamore Ventures or Teachers, as the case may be, acting reasonably. The Independent Valuator shall be a reputable professional or firm of professionals which is experienced in making business valuations. The valuation shall be made on a "going concern" basis assuming a willing purchaser and willing seller, and there shall be no discount for a minority interest. If the Board and Sycamore Ventures or Teachers, as the case may be, are unable to agree on the Independent Valuator, then any such party may apply under the Arbitrations Act (Ontario) for the appointment of such Independent Valuator to determine the fair market value of the Put Shares. A valuation report shall be delivered by the Independent Valuator within 30 days after its appointment and shall be final and binding on the Corporation and the applicable Investor(s). The fees and disbursements of the Independent Valuator shall be borne solely by the Corporation.

         (3) Within 185 days after the delivery of the notice described in section 5.14(1), the Corporation, or if the Corporation is unable or unwilling to purchase the Put Shares, a third party purchaser acceptable to Sycamore Ventures or Teachers, as the case may be, shall make full payment for the Put Shares in cash or certified cheque or such other manner acceptable to Sycamore Ventures or Teachers, as the case may be, in its sole discretion; and all Put Shares held by Sycamore Ventures or Teachers, as the case may be, at the time of the exercise of the Put Right shall be held by Sycamore Ventures or Teachers, as the case may be, as security until such time as full payment of the purchase price for the Put Shares has been received by it.

         (4) If the Corporation, or a third party purchaser acceptable to Sycamore Ventures or Teachers, as the case may be, fails to purchase in full the Put Shares within such 185 days, any amount then outstanding shall be converted into debenture(s) (the "DEBENTURE(S)"). The Debenture(s) shall bear interest at the Prime Rate plus four percent (4%) (where Prime Rate means the annual rate of interest posted form time to time by the Bank of Montreal for its Canadian Dollar commercial loans), payable semi-annually. The Debenture(s) will be repayable in four equal semi-annual installments, with the first payment being due 120 days from the date of conversion, and the remaining three payments at six month intervals thereafter. In the event the Corporation fails to make a semi-annual payment of principal, Sycamore Ventures or Teachers, as the case may be, will have the right to appoint a majority of the Board which right shall continue until the Debenture(s) have been repaid in full.

         (5) The parties hereto acknowledge that the Corporation has previously granted to each of SOFTECH, Ventures West and CNET put rights similar to that granted to Sycamore Ventures and Teachers above in this Section 5.15. SOFTECH, Ventures West and CNET hereby agree that in order to exercise their respective put rights they must deliver a notice to Sycamore Ventures and Teachers simultaneously with any notice given to the Corporation. In the event that any of SOFTECH, Ventures West and CNET exercise such put rights either before Sycamore Ventures or Teachers, as the case may be, or within 30 days following the notice by Sycamore Ventures or Teachers, as the case may be, referred to in subsection 5.15(1), the parties hereto agree that all such Investors who so exercise their put rights shall be treated on a pari passu basis and, without limiting the foregoing: (i) the agreements respecting the fair market value of the Put Shares (which for this purpose shall include those Equity Securities, if any, put to the Corporation by SOFTECH, Ventures West and CNET) and the appointment of the Independent Valuator pursuant to subsection 5.15(2) shall be made between the Board and a group consisting of those of Sycamore Ventures, SOFTECH, Ventures West, Teachers and CNET who have exercised its put rights (the "PUTTING SHAREHOLDERS"), with the decision of the Putting Shareholders to be determined by the vote of the Putting Shareholders holding not less than a majority of the Equity Securities as between them; and (ii) any payment by the Corporation to Sycamore Ventures or Teachers, as the case may be, under subsections 5.15(3) or 5.15(4) shall only be made on a pari passu basis with other Putting Shareholders; and (iii) the right of Sycamore Ventures or Teachers, as the case may be, to appoint a majority of the Board in the circumstances described in subsection 5.15(4) shall be the right of all Putting Shareholders, which right shall be exercised in accordance with the vote of the Putting Shareholders holding not less than a majority of the Equity Securities as between them.


         5.15 ACKNOWLEDGEMENT. The parties to this Agreement acknowledge and agree that:


          (a) Bank Act Restrictions - BMCC is a "specialized financing corporation" under the Bank Act and as such is subject to all restrictions in the Bank Act (as amended from time to time) with respect to this type of corporation; and

          (b) Undertakings - BMCC is subject to certain other restrictions/undertakings ("UNDERTAKINGS") with respect to its operations given by BMCC to the Office of the Superintendent of Financial Institutions, copies of the Undertakings being attached as Schedule "C" to this Agreement.

         5.16 TRANSFERS TO COMPETITORS. Notwithstanding any other provision of this Agreement, no Shareholder shall, directly or indirectly, sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of any of its Equity Securities or its rights or obligations under this Agreement to any person or entity within Canada and the United States which is engaged in any business similar to or competitive with the business carried on by the Corporation; provided, however, that the provisions of this Section may be waived by the vote of a majority of the Board.

                                    ARTICLE 6
                   GENERAL PROVISIONS RELATING TO DISPOSITIONS


         6.1 CLOSING. Any transaction between an Offeror and Shareholders or between an Offeror and the Corporation for the purchase and sale of Equity Securities in accordance with Section 5.4, 5.6, 5.9, 5.10 or 5.11 shall be completed at the Corporation's registered office where delivery of the Equity Securities being sold shall be made by the Offeror with good title, free and clear of all liens, charges and encumbrances, against payment in full by certified cheque, bank draft or wire transfer of the Corporation or the Shareholders, as the case may be.

         6.2 DEFAULT BY TRANSFEROR. If any Offeror required under Section 5.4, 5.8, 5.9, 5.10, or 5.11 to sell Equity Securities to an Offeree or to the Corporation, or if any Shareholder (the "SELLING SHAREHOLDER") electing under
Section 5.6 or required by Section 5.7, to sell Equity Securities to a Third Party, defaults in transferring any such Equity Securities to such Offeree, the Corporation or the Third Party, as the case may be, in accordance with the terms set out in the Notice and the provisions hereof, the Secretary of the Corporation is authorized and directed to receive the purchase monies and thereupon cause the name of such Offeree or Third Party to be entered in the registers of the Corporation as the holder of the Equity Securities purchasable by it, and, in the case of Equity Securities purchasable by the Corporation, to deem such Equity Securities to be cancelled. The said purchase money shall be held in trust by the Corporation on behalf of the Offeror or the Selling Shareholder, as the case may be, and not commingled with the Corporation's assets, except that any interest accruing thereon shall be for the account of the Corporation. The receipt by the Secretary of the Corporation for the purchase money shall be a good discharge to the Offeree or the Third Party and, after its name has been entered in the registers of the Corporation in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Offeror or the Selling Shareholder, as the case may be, shall cease to have any right to or in respect of the Equity Securities being sold except the right to receive, without interest, the purchase monies received by the Secretary of the Corporation.

         6.3 INDEBTEDNESS OF OFFEROR TO CORPORATION. If, on the date of closing of any purchase and sale of Equity Securities, the selling Shareholder (for the purposes of this Section, the "OFFEROR") is indebted to the Corporation in an amount recorded on the books of the Corporation, then, unless otherwise agreed in writing between the Corporation and the Offeror, each Transferee shall pay the purchase price payable by it for the Equity Securities to the Corporation by tabling and delivering to the Secretary of the Corporation, at the time of closing such purchase and sale, such purchase price. The Corporation shall apply the total proceeds so received to repay the indebtedness of the Offeror to the Corporation, and, if such proceeds exceed such indebtedness, shall pay the excess over to the Offeror at the time of closing. If the Offeror sells all of the Equity Securities owned by it and the indebtedness of the Offeror exceeds the proceeds of such sale, the Offeror shall, at the date of closing, pay the balance of such indebtedness to the Corporation to retire such indebtedness.

         6.4 INDEBTEDNESS OF CORPORATION TO OFFEROR. If, on the date of closing of any purchase and sale of Equity Securities, the Corporation is indebted to the selling Shareholder (for the purposes of this Section, the "OFFEROR"), or if the Offeror or any person controlling the Offeror (as determined by reference to the Act) is the guarantor of any indebtedness of the Corporation, each Transferee of such Equity Securities shall, at the time of closing, purchase such indebtedness at its face value, or obtain a release and assume such guarantee, in either case, pro rata in accordance with the number of Equity Securities purchased by such Transferee, provided that if, after using reasonable efforts, the Transferees are unable to obtain a release of any such guarantee, the Transferees shall instead provide an indemnity in form satisfactory to such guarantor, acting reasonably, with respect to any liability or loss which the guarantor may incur as a result of the guarantee.

         6.5 RELEASE AND DISCHARGE. Subject to Section 5.11, any Shareholder who sells all of its Equity Securities in accordance and in full compliance with this Agreement, shall thereafter be released and discharged from further performance of its covenants and obligations hereunder. If a Shareholder who sells all of his Equity Securities is an officer or director at the time of such sale, such Shareholder shall resign as a member of the board of directors, if a member, and from the office(s) held, if any.

         6.6 DETERMINATION OF FAIR VALUE. Subject to Section 5.14, where in this Agreement the determination of the fair value of Equity Securities is required, such fair value shall be determined by the Accountant or, at the request of the Corporation or any affected Shareholder, an independent valuator selected by the board and who is a reputable professional or firm of professionals which is experienced in making business valuations of software companies. The valuation made by the Accountant and/or the said independent valuator shall be made as at the end of the fiscal quarter immediately preceding the fiscal quarter in which the event referred to in the applicable Section occurred and shall be made in accordance with generally accepted accounting principles, valuation techniques and assumptions appropriate in the circumstances, assuming a willing purchaser and a willing seller, and there shall be no discount for a minority interest or premium for a controlling interest. Such determination shall be made in writing and given to all of the Shareholders and to the Corporation within 20 days of the date of the event referred to in the applicable Section or as soon thereafter as may be reasonably possible. The report of the Accountant and/or independent valuator, when delivered to the Corporation and to the Shareholders, shall be conclusive and binding upon all parties.

                                    ARTICLE 7
                          COVENANTS OF THE CORPORATION


         7.1 Delivery of Financial Statements. Prior to a Qualified Public Offering, for so long as any Investor owns any securities of the Corporation, the Corporation and the Subsidiary shall maintain correct and complete books and records in which full and correct entries shall be made of all of its and the Subsidiary's business transactions pursuant to a system of accounting established and administered in accordance with GAAP and deliver to each Investor holding at least 500,000 Shares (a "Section 7 Investor") (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar recapitalizations affecting the Equity Securities):

         (a) As soon as available after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Corporation and its consolidated subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income, retained earnings and changes in cash flows of the Corporation and its consolidated subsidiaries, if any, for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all prepared in accordance with GAAP and accompanied by a report and opinion thereon by the Corporation's independent accountants, who shall be of nationally recognized standing, which audit report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position as of such date and the consolidated results of operations and cash flows for the periods indicated, all in conformity with GAAP together with a certification on behalf of the Corporation by the Chief Financial Officer of the Corporation and certifying that such officer has reviewed the provisions of this Agreement and has no knowledge of any default by the Corporation in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof; and

         (b) As soon as available after the end of each of the first three fiscal quarters of each fiscal year and in any event within 45 days after the end of each such quarter, an unaudited consolidated balance sheet of the Corporation and its consolidated subsidiaries, if any, as of end of such quarter, and unaudited consolidated statements of income, retained earnings and changes in cash flows of the Corporation and its consolidated subsidiaries, if any, for such period and the fiscal year to date, setting forth in comparative form the corresponding figures for the corresponding period of the previous fiscal year, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure), and certified on behalf of the Corporation by the Chief Financial Officer of the Corporation, together with a comparison of the actual financial results for such quarter to the Operating Budget (as defined below) and certifying that such officer has reviewed the provisions of this Agreement and has no knowledge of any default by the Corporation in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof; and

         (c) As soon as available after the end of each fiscal month other than the last month of each fiscal quarter, and in any event within 30 days after the end of such month, an unaudited consolidated balance sheet of the Corporation and its consolidated subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income, retained earnings and changes in cash flows of the Corporation and its consolidated subsidiaries, if any, for such month and the fiscal year to date, prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure), setting forth in comparative form the corresponding figures for the corresponding period of the previous fiscal year, and certified on behalf of the Corporation by the Chief Financial Officer of the Corporation, together with a comparison of the actual financial results for such month to the Operating Budget (as defined below) and certifying that such officer has reviewed the provisions of this Agreement and has no knowledge of any default by the Corporation in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof; and;

         (d) At least 45 days prior to the end of each fiscal year of the Corporation, a preliminary forecast for the Corporation and its consolidated subsidiaries, if any, which preliminary forecast shall be finalized as the budget for the Corporation and its consolidated subsidiaries, if any (the "OPERATING BUDGET"), each of which shall (i) forecast ahead at least one year the consolidated projected costs, revenues, income, balance sheet and cash flows of the Corporation and its consolidated subsidiaries, if any, in each case on a monthly basis, and (ii) forecast ahead at least one year the capital requirements the Corporation believes necessary to reasonably expand the Corporation and its subsidiaries, if any. The Corporation shall provide the Operating Budget no later than the 15th day prior to the start of the applicable fiscal year. The Corporation shall deliver a preliminary forecast for the fiscal year ending July 31, 2000 and shall deliver an Operating Budget for such year no later than December 15, 1999;

         (e) Promptly, upon preparation thereof, any other budgets that the Corporation may prepare and any revisions of the Operating Budget that are approved by the Board of Directors;

         (f) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Corporation or its subsidiaries, if any, shall send to its shareholders generally, copies of all reports which it or any of its officers or directors send to, and all registration statements (without exhibits), prospectuses or offering memoranda which it or its subsidiaries, if any, files with the Securities and Exchange Commission, any other securities commission or any other regulatory body or governmental body in Canada or elsewhere or any securities exchange (should the Corporation or any of its subsidiaries become public companies), copies of all press releases made generally available by the Corporation or any Subsidiary, if any, to the public concerning material developments in the business of the Corporation and its subsidiaries, if any, and copies of all other material communications sent to or received from shareholders of the Corporation and its subsidiaries, if any;

         (g) Promptly upon receipt thereof, a copy of each other report submitted to the Corporation or any of its subsidiaries by independent accountants in connection with any annual, interim or special audit of the books of the Corporation or any of its subsidiaries made by such accountants, or any management letters or similar document submitted to the Corporation or any of its subsidiaries by such accountants;

         (h) Such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its subsidiaries, if any, as the Section 7 Investors may from time to time reasonably request, provided, however, that the Corporation shall not be obligated to provide any information which it reasonably considers to be a trade secret the disclosure of which the Corporation reasonably believes may adversely affect any of its, or its subsidiaries', business.

         7.2 WAIVER. By their execution hereof, Ventures West and SOFTECH agree that the obligations of the Corporation set forth in Section 5.1.6 of that Financing Agreement dated November 20, 1998 among SOFTECH, Ventures West and the Corporation shall terminate as of the date hereof and that all of the obligations of the Corporation set forth in Article 5 thereof shall terminate upon a Qualified Public Offering. By its execution hereof, CNET agrees that the obligations of the Corporation set forth in Section 6.5 of that Subscription Agreement dated September 15, 1999 between CNET and the Corporation shall terminate as of the date hereof and all of the obligations of the Corporation set forth in Section 6 thereof shall terminate upon a Qualified Public Offering.

                                    ARTICLE 8
                                     GENERAL


         8.1 CONFIDENTIALITY. (1) Each of the parties to this Agreement agrees that it shall not, at any time, directly or indirectly, communicate or disclose to any person any confidential knowledge or information howsoever acquired by such party relating to or concerning the customers, products, technology, trade secrets, systems, operations or other confidential information regarding the property, business or affairs of the Corporation or any Subsidiary of the Corporation, nor shall it use or make available any such knowledge or information directly or indirectly in connection with any business or activity in which it is or may become involved, any solicitation or acceptance of employment with any person, or any transfer, disposition or encumbrance of its Equity Securities.


         (2) The restrictions in subsection (1) of this Section 8.1 shall not apply to such confidential knowledge or information which:

          (a) can be demonstrated to have been in the public domain otherwise than through the fault or negligence of a party hereto;

          (b) can be demonstrated to have been lawfully obtained by a party hereto from a third party with full rights of disclosure;

          (c) the disclosure of which can be demonstrated to be required by law;

          (d) has been disclosed to those persons who have a need to know such confidential knowledge or information (including without limitation the legal and accounting advisers of the disclosing Shareholder) in connection with any purposes or transactions contemplated by this Agreement and any other agreements or instruments ancillary to this Agreement; provided each such person is aware of the confidential nature of the information and his/her obligation to hold the information confidential and/or bound by his or her non-disclosure obligations and, upon notice from the Corporation as to a breach of any such obligation, such Shareholder agrees to take all reasonable steps required by the Corporation to enforce such obligation at such Shareholder's expense; or

          (e) is required to be reported by Ventures West, SOFTECH or Sycamore Ventures to its respective investors or shareholders or the investors or shareholders of their respective affiliates or associates or any fund or other entity of which any of Ventures West, SOFTECH or Sycamore Ventures or their respective affiliates or associates is manager, provided that, in any case, such information is marked confidential.


         8.2 INSURANCE. (1) The Corporation shall, to the extent that it is reasonably obtainable, acquire and maintain insurance on the lives of each of P. Chen, Eric Goodwin and such employees as the Board reasonably determines to be appropriate and in such amounts and on such terms as the Board shall determine.


         (2) Directors' and officers' liability insurance shall, to the extent that it is reasonably obtainable, be acquired by the Corporation in such amounts and upon such terms as are satisfactory to the Board.

         (3) The Corporation shall maintain in good standing at all times the aforementioned insurance policies on the lives of P. Chen and Eric Goodwin of which it is the owner and the aforementioned directors' and officers' liability insurance policies and shall not deal in any manner with the said policies and, without limiting the generality of the foregoing, shall not assign, transfer, dispose of, surrender, borrow upon or in any way encumber any of the said policies.

         8.3 [INTENTIONALLY OMITTED]

         8.4 EMPLOYEE STOCK OPTION PLAN. The Corporation has established an employee stock option plan (the "EMPLOYEE STOCK OPTION PLAN"), to be administered by the Compensation Committee, pursuant to which the Compensation Committee will be entitled to issue options to directors, officers, consultants, advisers and employees of the Corporation exercisable for Common Shares representing not more than 15% of the issued and outstanding Equity Securities of the Corporation. Any options to be issued will be upon recommendation of the Chief Executive Officer of the Corporation and approved by the Compensation Committee and the board. The parties hereto acknowledge and agree that options granted to each of A.I.M. Group Canada Inc., William Marsh and board members have been granted under the Employee Stock Option Plan.

         8.5 BENEFIT OF THE AGREEMENT. This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

         8.6 SUBDIVISION, CONSOLIDATION, ETC. OF SHARES. This Agreement shall apply mutatis mutandis to any shares into which Equity Securities may be converted or changed, or to any shares resulting from a reclassification, subdivision or consolidation of Equity Securities, and to any securities of the Corporation which are received by the holders of Equity Securities as a stock dividend, and to any securities of the Corporation or any other body corporate which may be received by the holders of Equity Securities on an amalgamation, merger or reorganization of the Corporation.

         8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

         8.8 CONFLICT. In the event of any conflict or inconsistency between this Agreement and the by-laws of or resolutions passed by the Corporation, or any agreements between the Corporation and one or more Shareholders with respect to the organization or management of the Corporation, the provisions of this Agreement shall apply.

         8.9 ARBITRATION. Any controversy which may arise between the parties to this Agreement concerning its construction or application, or the rights or obligations of any party hereunder, shall be determined conclusively by arbitration in accordance with the procedures set out in Schedule "B".

         8.10 AMENDMENTS AND WAIVERS. No amendment to this Agreement shall be valid or binding unless made in writing by Shareholders representing not less than 90% of issued and outstanding Equity Securities held by Shareholders. No waiver of any breach of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, a waiver of any breach of this Agreement shall be limited to the specific breach waived.

         8.11 ASSIGNMENT. Except as may be expressly provided in this Agreement, none of the parties hereto may assign its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto.

         8.12 FURTHER ASSURANCES. Each of the parties to this Agreement hereby covenants and agrees that it and its respective heirs, executors, administrators, successors and permitted assigns and nominees shall execute and deliver such further and other instruments, agreements and writings, and shall cause such meetings to be held, resolutions to be passed and by-laws to be enacted, exercise their vote and influence, and do and cause to be done such other acts and things as may be necessary or desirable in order to give full effect to this Agreement (including, without limitation, any amendment of this Agreement pursuant to Section 7.11) where such approval has been obtained, and for the purpose of ensuring that the directors exercise their powers consistently with the provisions hereof and for the purpose of giving effect to the same.

         8.13 TERMINATION. This Agreement shall terminate:


         (a) upon the agreement of the parties to this Agreement who are shareholders;

         (b)      upon completion of a Qualified Public Offering;

         (c)      upon the dissolution of the Corporation; or

         (d) upon one Shareholder becoming the beneficial owner of all of the Shares.


         8.14 SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

         8.15 NOTICES. Any demand, notice or other communication (a "COMMUNICATION") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by facsimile addressed to the recipient as follows:

         (a)      in the case of a notice to P. Chen/P. Hsiao, at:

                  5400 Fallingbrook Drive
                  Mississauga, Ontario
                  L5V 1P7
                  Telephone:       (416) 369-1100
                  Facsimile:       (416) 369-9037

         (b) in the case of a notice to M. Chen, at: Doubleday Publishing 1540 Broadway New York, New York 10036

         (c)      in the case of the Corporation to it at:

                  FloNetwork Inc.
                  260 King Street East
                  Building B
                  Toronto, Ontario
                  M5A 1K3


                  Attention:       Wilson Lee, Chief Financial Officer
                  Facsimile:       (416) 369-9037


                  with copies to:

                  Blake, Cassels & Graydon
                  Box 25, Commerce Court West
                  Toronto, Ontario
                  M5L 1A9

                  Attention:       Chris Hewat
                  Facsimile:       (416) 863-2653

                  and to

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109

                  Attention:       John A. Burgess
                  Facsimile:       (617) 526-5000

         (d) in the case of CG Asian-American Fund, L.P., Princeton Global Fund, L.P., Kilin To, John R. Whitman, Whitman Children Irrevocable Trust, Kit C. Wong, Simon Wong, Richard Chong,

                  Michael Horgan, Peter Gerry, David Lichtenstein and Subir Ray to it, he, or she at:

                  Sycamore Management Corp.
                  989 Lenox Drive, Suite 208
                  Lawrenceville, New Jersey  08648

                  Attention:       Kit C. Wong
                  Facsimile:       (609) 219-0101

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York  10178

                  Attention:       Samuel B. Fortenbaugh III
                  Facsimile:       (212) 309-6273

         (e)      in the case of Kit-Yee Lam, to her at:

                  308 Ivy Hill Ct.
                  Muttontown, New York 11753

                  Facsimile:       (516) 938-0940

         (f)      in the case of Telepak Investment Limited, to it at:

                  Technology Link Capital Corp.
                  111 South Bedford Street, Suite 101
                  Birlington, MA 01803-5145
                  Attention:  I-Hwa Shiue

                  Facsimile: (781) 359-9705

         (g)      in the case of SOFTECH, to it at:

                  McLean Watson Capital Inc.
                  Suite 1410, Box 129
                  1 First Canadian Place
                  Toronto, Ontario
                  M5X 1A4

                  Attention: Glenn Rumbell
                  Fax (416) 363-2010
                  with a copy to:

                  LaBarge Weinstein
                  Xerox Tower
                  333 Preston Street
                  11th Floor
                  Ottawa, Ontario K1S 5N4
                  Attention:       Randy Taylor
                  Telephone:       (613) 231-3000
                  Facsimile:       (613) 231-3900

         (h)      in the case of BMCC, to it at:

                  Bank of Montreal Capital Corporation
                  c/o Ventures West Management TIP Inc.
                  Suite 1200, 20 Adelaide Street East
                  Toronto, Ontario M5C 2T6

                  Attention:       Ted Anderson
                  Facsimile:       416-861-0866

                  with a copy to LaBarge Weinstein at the address above;

         (i)      in the case of VWVI, to it at:

                  Ventures West VI Limited Partnership
                  c/o Ventures West Management VI Ltd.
                  Suite 1200, 20 Adelaide Street East
                  Toronto, Ontario M5C 2T6

                  Attention:       Ted Anderson
                  Facsimile:       416-861-0866

                  with a copy to LaBarge Weinstein at the address above;

         (j)      in the case of CNET, to it at:

                  150 Chestnut St.
                  San Francisco, CA  94111; and

         (k)      in the case of Teachers, to it at:

                  5650 Yonge St., 5th Floor
                  North York, Ontario
                  M2M 4H5
                  Attention:  Portfolio Manager, Venture Capital

                  With a copy to:  Legal Counsel, Investments

                  Facsimile:  (416) 730-3771


or such other address, facsimile number or individual as may be designated by notice by any party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third day following the deposit thereof in the mail and, if given by facsimile, on the first day immediately following the date of transmittal thereof. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by facsimile.


         8.16 COUNTERPARTS AND FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute the same agreement. This Agreement may be executed and delivered by telecopier, provided that actual executed copies of this Agreement shall be substituted forthwith after execution for the copies executed by telecopier.

         8.17 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

         8.18 INDEMNITY. The Corporation shall, whenever required or permitted by the Act or otherwise by law, indemnify each director, each officer of the Corporation, each former director, each former officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:


         (a) he acted honestly and in good faith with a view to the best interests of the Corporation or such body corporate; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set out.

                                 /s/ Paul Chen
                                 -----------------------------------------------
                                 PAUL CHEN



                                 /s/ Mina Chen
                                 -----------------------------------------------
                                 MINA CHEN



                                 /s/ Pi-Hsia Hsiao
                                 -----------------------------------------------
                                 PI-HSIA HSIAO



                                 FLONETWORK INC.



                                 By:   /s/ Wilson Lee
                                      ------------------------------------------
                                      Name: WILSON LEE
                                      Title:     CFO


                                 CG ASIAN-AMERICAN FUND, L.P.
                                 by the General Partner of its General Partner, Sycamore Management Corp.


                                 By:  /s/ Kit Wong
                                      ------------------------------------------
                                      Name: KIT WONG
                                      Title:  Vice President



                                 PRINCETON GLOBAL FUND, L.P.
                                 by the General Partner of its General Partner, Princeton Global Capital Management
                                 Company, Ltd.



                                 By:   /s/ Subir K. Ray
                                      ------------------------------------------
                                      Name: SUBIR K. RAY
                                      Title:    Director
                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 1206832 ONTARIO INC.



                                 By:   /s/ Glenn Rumbell
                                      ------------------------------------------
                                      Name:
                                      Title:


                                 BANK OF MONTREAL CAPITAL CORPORATION
                                 by its manager, Ventures West Management
                                 TIP Inc.



                                 By:   /s/ Edward Anderson
                                      ------------------------------------------
                                      Name:
                                      Title:


                                 By:   /s/ Mark Dubowitz
                                      ------------------------------------------
                                      Name:
                                      Title:



                                 VENTURES WEST VI LIMITED PARTNERSHIP
                                 by its general partner, Ventures West
                                 Management VI, Ltd.



                                 By:   /s/ Edward Anderson
                                      ------------------------------------------
                                      Name:
                                      Title:



                                 By:   /s/ Mark Dubowitz
                                      ------------------------------------------
                                      Name:
                                      Title:

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 TELEPEAK INVESTMENT LIMITED


                                    Telepeak Investments Ltd.


                                 By:   /s/ I-Hwa Shuie
                                      ------------------------------------------
                                      Name: I-HWA SHUIE
                                      Title:    President



                                  /s/ Kilin To
                                 -----------------------------------------------
                                    KILIN TO


                                  /s/ John R. Whitman
                                 -----------------------------------------------
                                    JOHN R. WHITMAN



                                  /s/ Kit C. Wong
                                 -----------------------------------------------
                                      KIT C. WONG



                                  /s/ Kit C. Wong   Attorney-in-fact
                                 -----------------------------------------------
                                      SIMON WONG



                                  /s/ Kit C. Wong   Attorney-in-fact
                                 -----------------------------------------------
                                     RICHARD CHONG



                                  /s/ Kit C. Wong   Attorney-in-fact
                                 -----------------------------------------------
                                      MICHAEL HORGAN



                                  /s/ Peter G. Gerry
                                 -----------------------------------------------
                                       PETER GERRY

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                  /s/ David Lichtenstein
                                 -----------------------------------------------
                                      DAVID LICHTENSTEIN



                                  /s/ Subir Ray
                                 -----------------------------------------------
                                      SUBIR RAY



                                   /s/  John R. Whitman
                                 -----------------------------------------------
                                     WHITMAN CHILDREN IRREVOCABLE TRUST


                                 CNET, INC.



                                 By:   /s/ Shelby W. Bonnie
                                      ------------------------------------------
                                      Name:  Shelby W. Bonnie
                                      Title:    Vice Chairman

























                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                  /s/ Kit-Yee Lam
                                 -----------------------------------------------
                                      KIT-YEE LAM





























                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 ONTARIO TEACHERS' PENSION PLAN BOARD



                                 By:   /s/ R. Zigrossi
                                      ------------------------------------------
                                      Name:  ROSEMARY ZIGROSSI
                                      Title:  Portfolio Manager, Venture Capital



















                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                     ANNEX I


NAME OF INVESTOR
Telepeak Investment Limited
Kilin To
John R. Whitman
Whitman Children Irrevocable Trust
Kit C. Wong
Simon Wong
Richard Chong
Michael Horgan
Peter Gerry
David Lichtenstein
Subir Ray
Kit-Yee Lam

                                  SCHEDULE "A"

                                                        NUMBER OF CLASS    NUMBER OF CLASS    NUMBER OF CLASS      NUMBER OF CLASS
                                    NUMBER OF COMMON      A PREFERRED        B PREFERRED        C PREFERRED          D PREFERRED
NAME OF SHAREHOLDER                      SHARES              SHARES            SHARES             SHARES               SHARES
-------------------                      ------              ------            ------             ------               ------
Paul Chen                               7,344,000

Pi-Hsia Hsiao                            7,344,000

Mina Chen                               3,672,000

1206832 Ontario Inc.                                        150,000          8,640,000                                 3,209,062

Bank of Montreal Capital                                    200,000                                                      880,486
Corporation

Ventures West VI Limited                                    200,000                                                      880,486
Partnership

CNET                                                                                               2,650,423             401,133

Eric Goodwin

Employees (other than P. Chen
and E. Goodwin)

CG Asian-American Fund, L.P.                                                                                            2,607,363

Princeton Global Fund, L.P.                                                                                              601,700

Kilin To                                                                                                                  80,226

John R. Whitman                                                                                                           12,034





                                                                                           SENIOR
                                           NUMBER OF                EMPLOYEE STOCK       MANAGEMENT
NAME OF SHAREHOLDER                      PURCHASE WARRANTS            OPTIONS             OPTIONS
-------------------                      -----------------            -------             -------
Paul Chen

Pi-Hsia Hsiao

Mina Chen

1206832 Ontario Inc.                        10,579,045

Bank of Montreal Capital                     5,373,810
Corporation

Ventures West VI Limited                     5,373,810
Partnership

CNET                                           401,133

Eric Goodwin                                                                                 2,601,408

Employees (other than P. Chen                                             7,000,000
and E. Goodwin)

CG Asian-American Fund, L.P.                  2,607,363

Princeton Global Fund, L.P.                    601,700

Kilin To                                        80,226

John R. Whitman                                 12,034

Whitman Children Irrevocable                                                                                              12,304
Trust

Kit C. Wong                                                                                                               16,045

Simon Wong                                                                                                                 8,023

Richard Chong                                                                                                              8,023

Michael Horgan                                                                                                             8,023

Peter Gerry                                                                                                                8,023

David Lichtenstein                                                                                                         4,011

Subir Ray                                                                                                                  4,011

Kit-Yee Lam                                                                                                                 4,011

Ontario Teachers' Pension Plan                                                                                         2,487,023

Telepeak Investment Limited                                                                                              802,266




Whitman Children Irrevocable                     12,304
Trust

Kit C. Wong                                      16,045

Simon Wong                                        8,023

Richard Chong                                     8,023

Michael Horgan                                    8,023

Peter Gerry                                       8,023

David Lichtenstein                                4,011

Subir Ray                                         4,011

Kit-Yee Lam                                        4,011

Ontario Teachers' Pension Plan                2,487,023

Telepeak Investment Limited                     802,266

                                  SCHEDULE "B"

                             ARBITRATION PROCEDURES

         (a) Upon the written demand of any of the parties concerned, the parties shall meet and attempt to appoint a single arbitrator. If they are unable to agree on a single arbitrator then, upon the written demand of any of them and within five Business Days of such demand, the person making the demand shall name one arbitrator and the other parties concerned shall name another arbitrator and the two arbitrators so named shall promptly thereafter choose a third. If either the person making the demand or the other parties concerned shall fail to name an arbitrator within five Business Days from such demand, then the second arbitrator shall be appointed by any Justice of the Ontario Court General Division. If the two arbitrators shall fail within five Business Days from their appointment to agree upon and appoint the third arbitrator then, upon written application by any of the parties concerned, such third arbitrator shall be appointed by any Justice of the Ontario Court General Division.

         (b) The arbitrator or arbitrators selected to act hereunder shall be qualified by education and training to pass upon the particular question in dispute.

         (c) The single arbitrator or the arbitrators so chosen shall proceed immediately to hear and determine the matter or matters in dispute. The decision of the arbitrators, or a majority of them, shall be made within 30 Business Days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. Notwithstanding the foregoing, in the event the single arbitrator fails to make a decision within 40 Business Days after his or her appointment or if the arbitrators, or a majority of them, fail to make a decision within 40 Business Days after the appointment of the third arbitrator, then any of the parties concerned may elect to have a new single arbitrator or arbitrators chosen in like manner as if none had previously been selected.

         (d) The decision of the single arbitrator or the decision of the arbitrators, or a majority of them, shall be in writing and signed by the single arbitrator or by the arbitrators, or a majority of them, and shall be final and binding upon all of the parties hereto as to any matter or matters so submitted to arbitration and the parties shall perform the terms and conditions thereof.

         (e) The compensation and expenses of the single arbitrator or arbitrators (unless otherwise determined by the arbitrators) shall be paid by the parties involved in the arbitration equally.

         (f) None of the parties concerned shall be deemed to be in default of any matter being arbitrated until 10 Business Days after the decision of the arbitrator or arbitrators is delivered to all of them.

                                  SCHEDULE "C"

                 UNDERTAKING - SPECIALIZED FINANCING CORPORATION

                                BANK OF MONTREAL

   To:            The Superintendent of Financial Institutions
                  255 Albert Street
                  Ottawa, Ontario
                  K1A 0H2

         Attention:        Director of Rulings and Compliance

         WHEREAS Bank of Montreal intends, upon receiving the applicable regulatory approval, to obtain control within the meaning of subsection 468(5) of the Bank Act, of Bank of Montreal Capital Corporation, a specialized financing corporation incorporated under the laws of Canada;

         AND WHEREAS, the Superintendent of Financial Institutions has, pursuant to subsection 470(1) of the Bank Act required Bank of Montreal to provide this Undertaking regarding the activities of Bank of Montreal Capital Corporation;

         NOW THEREFORE, Bank of Montreal undertakes to the Superintendent as follows:

1.       For the purpose of this Undertaking:

         (a) "equity instrument" means, in relation to a body corporate, any instrument that would be shown on the balance sheet of the body corporate under the heading "Shareholders' Equity" and, in relation to any other entity, any ownership interest in the entity however designated, and includes any instrument that may be exchanged or converted into any of the above or that creates an option to purchase any of the above;

         (b) "equity-like instrument" means any debt obligation, loan, guarantee or any other similar arrangement for obtaining funds or credit that carries a right to participate directly or indirectly in the earnings of the entity or that has characterizations, the economic result of which cause the nature of the risks associated with the investment or the rate of return to be more similar to an equity stakeholder than a debtholder, and

         (c) "investee" means an entity in which Bank of Montreal Capital Corporation has made, or is proposing to make, an investment by means or an equity or equity-like instrument.

2. To restrict Bank of Montreal Capital Corporation from engaging or agreeing to engage in any business, venture or undertaking and from acquiring assets except as follows:

         (a)      investing in equity instruments;

         (b) providing to an entity financial assistance by means of equity-like instruments, where that financial assistance is not otherwise available to the entity on terms and conditions that are at least as favorable as those offered by Bank of Montreal in the normal course of its business; and

         (c) providing to an investee financing advice and management counselling on techniques, methods and practices for the administration, organization, expansion or reorganization of a business enterprise.

3. Notwithstanding paragraph 2, to cause Bank of Montreal Capital Corporation to refrain from carrying on any activity that would cause Bank of Montreal Capital Corporation to cease being a specialized financing corporation.

4. To provide the Superintendent, Attention: Director, Compliance Division, within ninety (90) days following the end of each financial year of Bank of Montreal Capital Corporation a certificate from a duly authorized senior officer of Bank of Montreal Capital Corporation confirming that Bank of Montreal Capital Corporation has complied during the particular financial year and is currently in compliance with the restrictions mentioned in paragraph 2.

5. This Undertaking shall come into effect when, and shall remain in effect so long as, Bank of Montreal controls Bank of Montreal Capital Corporation.

         IN WITNESS WHEREOF, Bank of Montreal has executed this Undertaking and affixed its corporate seal under the signature of its proper officer duly authorized in that regard.


         Date at Toronto, Ontario, this 16th day of November, 1995.



                                     Bank of Montreal


                                     Per: /s/ Vinay Sarin
                                         ---------------------------------------
                                             Name:  Vinay K. Sarin
                                             Title:  Senior Vice-President &
                                                     Corporate Controller

                                     Per: /s/ V.J. Jones
                                         ---------------------------------------
                                             Name:  V.J. Jones
                                             Title:  Senior Assistant Secretary

                    SPECIALIZED FINANCING CORPORATION (BANKS)
                                   REGULATIONS

                            SOR/92-157 (June 4, 1992)

         His Excellency the Governor General Council, on the recommendation of the Minister of Finance, pursuant to the definition "specialized financing corporation" in subsection 464(1) and section 559 of the Bank Act, is pleased hereby to revoke the Venture Capital Corporation Regulations, made by Order in Council P.C. 1982-2102 of July 15, 1982 (SOR/82-704, 1982 Canada Gazette Part II, p. 2628), and to make the annexed Regulations prescribing terms and conditions under which a body corporate is a specialized financing corporation in substitution therefor.

               REGULATIONS PRESCRIBING TERMS AND CONDITIONS UNDER
                WHICH A BODY CORPORATE IS A SPECIALIZED FINANCING
                                   CORPORATION
                                   Short Title

         1. These Regulations may be cited as the Specialized Financing Corporation (Banks) Regulations.

                Conditions for Specialized Financing Corporation

         2. For the purposes of the definition "specialized financing corporation" in subsection 464(l) of the Bank Act, a body corporate in which a bank has acquired or proposes to acquire a substantial investment that is primarily engaged in providing specialized business management, in making investments or in providing financing or advisory services is a specialized financing corporation if, at the later of the time that the bank acquires the substantial investment and the time at which approval is given under paragraph 468(3)(b) of that Act, and at any time thereafter;

         (a) the body corporate holds no shares or ownership interests in

                  (i)      a financial institution,

                  (ii) an entity that is engaged primarily in the leasing of motor vehicles to customers in Canada for the purpose of extending credit to a customer or financing a customer's acquisition of a motor vehicle,

                  (iii) an entity that is engaged primarily in providing temporary possession of personal property, including motor vehicles, to customers in Canada for a purpose other than to finance the customer's acquisition of the property, or

                  (iv) an entity acting as an insurance broker or agent in Canada.;

         (b) the aggregate book value of all shares or ownership interests that the body corporate holds in any entity in which the body corporate has a substantial investment does not exceed $90 million;

         (c) the aggregate of the book value of the shares held by the bank and the bank's subsidiaries in the body corporate and in all specialized financing corporations and the amount of loans that the bank and its subsidiaries have made to the body corporate and all specialized financing corporations that are outstanding does not exceed five percent of the value of the bank's regulatory capital;

         (d) the aggregate amount of all loans that were made to the body corporate by all entities and that are outstanding does not exceed twice the value of the body corporate's shareholders' equity;

         (e) the aggregate of the book value of all shares and ownership interests held by the bank and the bank's subsidiaries, other than subsidiaries that are specialized financial corporations, in the body corporate and all entities in which the body corporate has a substantial investment and the amount of all loans that the bank and its subsidiaries, other than subsidiaries that are specialized financial corporations, have made to the body corporate and to all such entities and that are outstanding does not exceed 25 per cent of the bank's regulatory capital; and

         (f) the body corporate has not held a substantial investment in any entity for more than ten years.

         3. For the purposes of section 2

         (a) the value of a body corporate's debt and shareholders' equity is the value indicated on its balance sheet, prepared on an unconsolidated basis, and

         (b) the book value of the shares and ownership interests held by an entity is the book value indicated on the entity's balance sheet.

         4. For the purposes of paragraph 2(c), where a bank has a substantial investment in two or more bodies corporate that purport to be specialized financing corporations, the status of each body corporate shall be determined in the order that the bank acquired or increased its substantial investment in it.

                         UNDERTAKING - ACCESS TO RECORDS

                      BANK OF MONTREAL CAPITAL CORPORATION

         TO:         Bank of Montreal

         AND TO:     The Superintendent of Financial Institutions
                     255 Albert Street
                     Ottawa, Ontario
                     K1A 0H2

         Attention:  Director Rulings & Compliance

         WHEREAS Bank of Montreal controls, within the meaning of subsection 468(5) of the Bank Act, Bank of Montreal Capital Corporation;

         NOW THEREFORE, Bank of Montreal Capital Corporation undertakes that, while Bank of Montreal controls Bank of Montreal Capital Corporation, a body corporate referred to in paragraph 468(1)(k) of the Bank Act, Bank of Montreal Capital Corporation will provide the Superintendent of Financial Institutions with reasonable access to its records in accordance with the provisions of subsection 470(4) of the Bank Act.

         This Undertaking shall come into effect when, and shall remain in effect so long as, Bank of Montreal controls Bank of Montreal Capital Corporation.



         IT WITNESS WHEREOF, Bank of Montreal Capital Corporation has executed this Undertaking and affixed its corporate seal under the signature of its proper officer duly authorized in that regard as and from the ___________ day of _______________, 199__.



         Dated at Toronto, Ontario.



                                            Bank of Montreal Capital Corporation


                                            By: _______________________________

                                    EXHIBIT E

PRIVATE AND CONFIDENTIAL


[DATE]


                        RE: EMPLOYMENT WITH MEDIA SYNERGY

Further to our discussions, the following terms and conditions comprise your employment agreement with Media Synergy hereinafter referred to as "The Company" or "MEDIA SYNERGY".

1.01 The Company shall employ you and you shall serve the Company in the position of ______________ for an indefinite period commencing _____________subject to termination of employment pursuant to Article 8 herein.

2.01 You will be compensated in accordance with the attached Addendum "A" titled "COMPENSATION PLAN", as it may be amended annually or from time to time at the Company's discretion and with or without prior notice to you. The Company shall be entitled to withhold from amounts to be paid to you any federal, state or local withholding or other taxes, payroll deductions, or other charges which it is from time to time required to withhold.

3.01 During the term of this Agreement, you shall perform such duties and exercise such powers as may be necessary to properly fulfill the position of _____________ as outlined or required by the Company. The Company reserves the discretion to amend, alter, or change your job duties as it sees fit.

3.02 You shall serve the Company faithfully and to the best of your ability and, during the term of your employment by the Company, shall devote your full working time, attention, and ability to the business affairs of the Company.

3.03     You shall make such reports as the Company requests.

3.04 You shall voluntarily disclose any non-confidential information received in the course of providing your services to the Company which would be of significant interest to the Company's sphere of business activity in the area of multimedia email communication software.

3.05 While employed by the Company, you shall not disclose to anyone or entity outside the company any information provided to you by the Company which would impede or reduce the Company's ability to operate its business profitably. Specifically, unless you first secure written consent from the Company, you shall not disclose or use at any time either during or for a period of three (3) years subsequent to said employment, any secret or confidential information of the Company or clients of the Company of which you become informed during the employment, whether or not developed by you, except as required in your duties to the Company. For the purposes of this Agreement, confidential information shall include the names or any other information about the Company's customers or suppliers and any fact, information, documentation, knowledge, data, know how, property, material and work, not generally available to or generally known by the public, which is owned, possessed or controlled by the Company or any person associated or affiliated therewith. Confidential information shall also include any such fact, information, documentation, knowledge, data, know how, property, material and work relating to research and development, experimentation, computer software programs, inventions, innovations, improvements, formulae, processes, business plans, financial information, trade secrets, computer based systems, data storage in a computer, any computer readable media, product plans, marketing strategies and names or other information about the Company's customers, suppliers or employees. Confidential Information shall not include any information which; (i) is or becomes publicly available through no act of you, (ii) is rightfully received by you from a third party without restrictions; or (iii) is independently developed by you.

3.06 The Company has a proprietary interest in all information or property relating to the business of affairs of the Company, except information that is in the public domain. At the expiry of your employment with the Company or at any other time that Company so requests, you shall return or cause to be returned to the Company all tangible property of the Company and you shall not retain any copies of such property.

3.07 It is a term of the Agreement that you sign a copy of the Agreement for Assignment of Inventions attached hereto.

3.08     Absence of Prior Agreements.
                  You represent as follows:

         (a) You entering into employment with the Company under this Agreement does not constitute a breach of any contract, agreement or understanding and you are free to execute this Agreement and to enter into the employ of the Company.

         (b) You are not bound by the terms of any agreement with any previous employer or other party (a) to refrain from using or disclosing any trade secret, confidential, or proprietary information of such previous employer or other party in the course of your employment with the Company or (b) to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.


4.01 You agree that during your employment with the Company and for a period of eighteen (18) months after your employment with the Company ends for whatever reason, you shall not solicit, endeavor to entice away from the Company or otherwise interfere with the Company's relationship with any person who is employed by or otherwise engaged to perform services for the Company or any person or entity who is, or was within the then most recent twelve (12) month period a customer, client or prospective client of the Company. For purposes of this agreement a prospective client is one that a representative of Media Synergy has made a proposal to during the twelve (12) months proceeding the date of termination.

4.02 You agree that during your employment with the Company and for a period of eighteen (18) months after your employment with the Company ends for whatever reason, you will not, without the advance written consent of the Company, directly or indirectly engage in any activity or business substantially similar to or competitive with that of the Company and or any of its subsidiaries or affiliates in any province of Canada or any state in the United States of America where the Company is engaged in business at the time your employment with the Company ceases.

5.01 You will be entitled to annual vacation in accordance with Company policy.

5.02 You will be eligible to participate in the Company's benefit program. The Company reserves the right to amend, alter, change or end any or all benefits at its discretion and with or without prior notice to you.

6.01     You will be entitled to holidays observed by the Company.

7.01 Should you be required to use your personally owned vehicle for purposes of undertaking business on behalf of MEDIA SYNERGY, you will be reimbursed in accordance with the standard rates established for the period. You will be reimbursed for your out-of-pocket expenses incurred on behalf of the Company. All claims for travel and expense reimbursement must be submitted on a timely basis and be clearly identified and supported by original receipts. The Company reserves the right to determine what is or what is not a compensable expense.

8.01 We expect this agreement for provision of your services to prove to be satisfactory to both parties. However, in the event that your services must be terminated for any reason, the following will apply:

                  Your employment may be terminated:

         (a) without cause, notice, compensation in lieu of notice or severance pay at any time during the first three (3) months of your employment, or in the event the Company has just cause to terminate your employment. For the purposes hereof, the Company shall determine in its sole discretion whether "just cause" exists as defined in (i), (ii), (iii) or (iv) below:

                  (i) being convicted of a criminal offense involving or relating to the property or affairs of the Company;

                  (ii) being guilty of grave misconduct with the Company reasonably determines has materially harmed the Company or any of its affiliates; or

                  (iii) a refusal to follow lawful and proper directions of your supervisor or manager, after written notice of that refusal and a reasonable opportunity to comply therewith;

                  (iv) failure to meet reasonable performance objectives or standards after written notice of the requirement which have been agreed to by you.

         (b) at any time, at your option, by providing two weeks prior written notice to the Company of your effective date of resignation; or

         (c) without just cause, at the opinion of the Company upon providing written notice to you equal to the period described as follows:

                  Notice equal to the aggregate of one week plus one further week for every full year of service with the Company as at the date of your dismissal.

                  It is agreed that the Company may pay you compensation in lieu of providing you with the aforesaid notice by paying you an amount equal to your salary, and providing your benefits that would otherwise have been paid over the aforesaid period of notice.

8.02 In the event that you receive the payments and benefits described in paragraph 8.01 herein, you hereby release and forever discharge the Company and its officers, directors, employees, shareholders and agents from any and all actions, causes of action, claims and demands whatsoever arising from your employment with the Company and the termination of that employment.

9.01 You understand that if you violate any provisions of this agreement relating to Confidential Information or to your duty to cooperate in matters relating to protection of intellectual property, the Company will suffer immediate and irreparable injury. If you violate any of such provisions, you will be subject to damages and remedies as determined by a court of law.

10.01 In the event that, notwithstanding the foregoing, any part of the provisions set forth in this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

11.01 It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising or harmful situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         (a) CONFIDENTIAL INFORMATION: Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

         (b) GIFTS: Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         (c) CIVIC OR PROFESSIONAL ORGANIZATIONS: Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         (d) PERSONAL RELATIONSHIPS: Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         (e) HARASSMENT: Initiating or approving any form of personal, sexual, or social harassment of employees, customers, suppliers or anyone else.

         (f) OUTSIDE INVESTMENT OR INVESTMENTS: Investing or holding an ownership interest or outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         (g) BORROWING AND LENDING: Borrowing from or lending to employees, customers or suppliers.

         (h)      REAL ESTATE: Acquiring real estate of interest to the Company.

         (i) OTHER INFORMATION: Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         (j) COMPETITORS: Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

         (k) ILLEGAL AGREEMENTS: Making any unlawful agreement with distributors, competitors or customers with respect to prices, territories, or products.

         (l) COMPANY PROPERTY: Improperly using or authorizing the use of any property of the Company or any other thing or property that is owned by person or entity.

         (m) GENERAL CONDUCT: Engaging in any conduct which is not in the best interest of the Company

         (n) FOREIGN PAYMENTS: Making any unlawful agreement with or payment to any domestic or foreign government official or corporate representative.

         (o) HEADINGS: The headings used herein are for the convenience of the parties only and shall not be used to define, enlarge or limit any term of this Agreement.

                  Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

12.01 You hereby agree that because of the nature of Company's business, the restrictions contained in this letter are reasonable and necessary in order to protect the legitimate interest of the Company.

13.01 No waiver of any provision of this agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at such time or will be deemed a valid waiver of such provision at any other time.

14.01 Construction and interpretation of this agreement shall at all times and in all respects be governed by the laws of the Province of Ontario, Canada.

14.02 This agreement shall be binding upon, and shall inure to the benefit of, the Company and you, and their respective heirs, personal and legal representatives, successors and assigns.

14.03 This letter and the attached Addendum titled "Compensation Plan" constitutes the entire agreement between you and the Company. It is agreed and acknowledged that there are no representations, oral or written, warranties or covenants upon which the two parties are relying in reaching this agreement, outside of the terms contained within this letter and the attached Compensation Plan. All prior agreements relating to your employment are superseded by this letter of agreement. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound.

         This letter is being provided to you in duplicate and we would appreciate return of one (1) copy of this letter indicating your acceptance of the terms and conditions.


         Yours very truly,



         Martha Ainsley
         Media Synergy Inc.





         ACCEPTED AND AGREED TO THIS _________ DAY OF ________________, 1999.



         --------------------------------
         [NAME]

                     AGREEMENT FOR ASSIGNMENT OF INVENTIONS

         If I should be employed to perform services for Media Synergy or any Media Synergy division, affiliate, subsidiary or associate company or any successor in business of any of the foregoing, then, in consideration of such employment and the wages and salary to be paid to me, and regardless of the duration of such employment, I hereby agree to perform to the best of my ability all duties required of me from time to time, by my employer, and I agree to comply strictly with all the conditions herein set forth. For the purposes of these conditions, Media Synergy or its division, affiliate, subsidiary, associate company or successor in business of any of the foregoing by which I may be employed or to which from time to time I may be transferred, shall deemed to be the "Employer".



                                    PART ONE

1. ASSIGNMENT - I agree to assign to the Employer, it's successors, assigns or nominees, all my rights to inventions, improvements and developments, patentable or unpatentable, including the right to invoke the benefit of the right of priority provided by the International Convention for the Protection of Industrial property, as amended, or by a Convention which may hereafter be substituted for it and to invoke and claim such right or priority without further written or oral authorization, which, during the period of my employment by the Employer or by its predecessors or successors in business or by any associated company. I have made or conceived or hereafter may make or conceive, either solely or jointly with others: (a) with the use of the Employer's time, materials or facilities; or (b) resulting from or suggested by my work for the Employer; or (c) in any way appertaining to any subject matter related to the existing or contemplated business, products and services of (i) Media Synergy, its affiliate, subsidiary or associate company by which I am employed, (ii) any other Media Synergy division, affiliate, subsidiary or associate company in the same field of business, products or services and (iii) any other Media Synergy division, affiliate, subsidiary or associate company, to which I may be exposed in the course of my employment.

2. DISCLOSURE - I agree to make and maintain adequate and current written records of all inventions, improvements, and developments in the form of notes, sketches, drawings, or reports relating thereto: which records shall be and remain the property of and available to the Employer at all times and I agree promptly to disclose to the Employer all such inventions, improvements and developments.

3. EXECUTION OF DOCUMENTS - At any time requested by the Employer, either during employment or after termination thereof, and without charge to the said Employer, but at its expense, I agree to execute, acknowledge and deliver all such further papers, including applications for patents, and to perform such other lawful acts as, in the opinion of said Employer, may be necessary to obtain or maintain patents for such inventions in any and all countries and to vest title thereto in the Employer, its successors, assigns or nominees.

4. TERMINATION - Upon termination of my employment, I agree to return to the Employer all property of the Employer of which I have had custody including delivery to the Finance Department of all notebooks and other data relating to research or experiments conducted by me or any inventions made by me, and to make full disclosure relating to such research, experiments or inventions relating to the products, processes or methods of manufacture of the Employer or otherwise covered by this agreement.

5. PRIOR INVENTIONS - If, prior to the date of execution hereof, I have made or conceived any unpatented inventions, improvements or developments, whether patentable or unpatentable, which I desire to have excluded from this Agreement, I have written below a complete list thereof.

6. COMPLIANCE NOT CONTINGENT UPON ADDITIONAL CONSIDERATION - I have not been promised, and I shall not claim any additional or special payment for compliance with the convenants and agreements herein contained.

7. SEVERABILITY - I agree that the unenforceability or inapplicability of any one or more phases and/or provisions of this Agreement and Covenant shall not affect the remaining provisions of this Agreement and Covenant or any part thereof.

         I have read, or have had read to me, and have full knowledge of and understand the aforementioned Agreement.

                           Employee Name:____________________________________


                           Employee Signature:_______________________________


                           Witness (Media Synergy employee):_________________


                           Date:_____________________________________________






                                    PART TWO

List any unpatented inventions, improvements and developments whether patentable or unpatentable made or conceived prior to the date of execution herewith which you desire to have excluded from the foregoing Agreement. Note: If none, state "none". Also, it is necessary to record issued patents, pending patent applications or prior inventions previously assigned or agreed to be assigned to others.




Employee Signature:_________________________

                                               ADDENDUM A - COMPENSATION PLAN
                                                      [NAME]


POSITION


BASE              $ xx,xxx per annum.



BONUS $x,xxx annually payable in semiannual installments each calendar quarter if

                  1. Personal goals and objectives are met.


RRSP              RRSP matching of $1,000 prorated from commencement of
MATCHING          employment to July 31, 2000. For example, assuming first date of employment is January 1, 2000 then the RRSP entitlement would be (7/12 mths * $1,000) = $583.


STOCK OPTIONS     x,xxx stock options granted upon first date of employment,
(ESOP)            with a four year vesting period to be vested evenly on each anniversary date. Strike price of $.xx/share. Upon exercise of any options you will be required to sign the Company's standard shareholders agreement.


BENEFITS          Employee benefits to commence after probation period.


VACATION          x weeks


REVIEWS Compensation to be reviewed by Compensation Committee annually.


Media Synergy Inc.

Signed:_________________________

Name Printed:____________________

Date:___________________________



[Name]

Signed:_________________________

Name Printed:___________________

Date:___________________________